Exhibit 2.2
DESCRIPTION OF SECURITIES
REGISTERED UNDER SECTION 12 OF THE EXCHANGE ACT
As of December 31, 2021, Barclays PLC (“Barclays,” the “Company,” “we,” “us,” and “our”) had four classes of securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934 (the “Act”): our Ordinary Shares; our American Depositary Receipts (ADRs); our Senior Debt Securities; and our Subordinated Debt Securities. Barclays PLC and its consolidated subsidiaries is referred to as the “Group.”
A. Description of Ordinary Shares
This summary of the general terms and provisions of our ordinary shares does not purport to be complete and is subject to and qualified in its entirety by reference to our Articles of Association (the “Articles”), which is incorporated herein by reference to the Form 6-K filed on August 11, 2021 (Film No. 211163288)
Barclays has ordinary shares in issue which are in registered form and are governed by the laws of England and Wales. The shareholders of Barclays passed an ordinary resolution on May 5, 2021 to increase its share capital by the creation of new shares of up to £825,000,000 in relation to any issue of securities that automatically convert into or are exchanged for ordinary shares of Barclays, which authorization expires on the earlier of the end of Barclays’ Annual General Meeting to be held in 2022 and the close of business on June 30, 2022, unless otherwise renewed or passed pursuant to a separate resolution. As at December 31, 2021 there were 16,752,457,128 ordinary shares in issue, each having a nominal value of 25 pence per share. Our ordinary shares are admitted to trading on the London Stock Exchange under the symbol “BARC”.
Our Articles contain provisions to the following effect:
Dividends
Subject to the provisions of the Articles and applicable legislation, Barclays at any general meeting may declare dividends on the ordinary shares by ordinary resolution, but such dividends may not exceed the amount recommended by the board of directors of Barclays (the “Board”). The Board may also declare and pay interim or final dividends if it appears they are justified by our financial position.
All unclaimed dividends payable in respect of any share may be invested or otherwise made use of by the Board for the benefit of Barclays until claimed. If a dividend is not claimed after 12 years of it becoming payable, it is forfeited and reverts to us.
Barclays operates a Scrip Dividend Programme that enables eligible shareholders to elect to receive new ordinary shares issued by Barclays PLC instead of a cash dividend.
Under the terms of the 6.278% non-cumulative callable preference shares, Series 1 and the Euro non-cumulative callable preference shares issued by our subsidiary, Barclays Bank PLC, if Barclays Bank PLC does not declare and pay in full any dividend on such preference shares on a dividend payment date (or if Barclays Bank PLC declares the dividend but fails to pay it or set aside the amount of the payment in full), we may not declare or pay a dividend on our ordinary shares or redeem, purchase, reduce or otherwise acquire any of our share capital (or set aside any sum or establish any sinking fund for the redemption, purchase or otherwise acquisition thereof) until the earlier of the (a) the dividend payment date on which Barclays Bank PLC next declares and pays in full a dividend on such preference shares and (b) the date on or by which all of such preference shares are either redeemed in full or purchased by or for Barclays Bank PLC’s account.
Under the terms of the 6.86% Callable Perpetual Core Tier One Notes, the 6% Callable Perpetual Core Tier One Notes and the 5.3304% Step-up Callable Perpetual Reserve Capital Instruments issued by our subsidiary, Barclays Bank PLC, if Barclays Bank PLC defers a coupon payment, we may not declare or pay a dividend on our ordinary shares or redeem, purchase, reduce or otherwise acquire any of our share capital until Barclays Bank PLC next makes a coupon payment in accordance with the terms and conditions of such instruments.
Voting
Every member who is present or represented (including by a proxy) at any general meeting of Barclays, and who is entitled to vote, has one vote on a show of hands, unless a poll is properly demanded (provided that votes at hybrid meetings, which are hosted on an electronic platform and physically hosted at a specific location simultaneously, shall be decided on a poll). A person is considered “present” at a general meeting, for purposes of physical meeting, if such person is present in-person and, for purposes of hybrid meetings, if such person is present in-person or by means of an electronic platform. Every proxy present has one vote, except that the proxy will have one vote for and one vote against a resolution if he/she has been instructed to vote for and against the resolution by different members or in one direction by a member while another member has permitted the proxy discretion as to how to vote. On a poll, every member who is present or represented and who is entitled to vote has one vote for every share held. In the case of joint holders, only the vote of the senior holder (as determined by order in the share register) or his proxy may be counted. If any sum payable remains unpaid in relation to a member’s shareholding, that member is not entitled to vote that share or exercise any other right in relation to a meeting of Barclays unless the Board otherwise determines.
If any member, or any other person appearing to be interested in any of our ordinary shares, is served with a notice under Section 793 of the Companies Act 2006 (the “Companies Act”) and does not supply us with the information required in the notice, then (unless the Board otherwise decides, and subject to applicable law) (i) that member shall not be entitled to attend or vote at any meeting of Barclays, and (ii) if the shares of the defaulting member represent 0.25% or more of the issued shares of the relevant class, dividends or other monies payable on those shares shall be retained by us and no transfer of those shares shall be registered (other than certain specified “excepted transfers”). These sanctions cease to have effect seven days after we have received the information requested, or when we are notified that an “excepted transfer” of all of the relevant shares to a third party has occurred, or as the Board otherwise determines.
The Articles provide that one-third of the directors shall retire from office and not offer themselves for re-election at each annual general meeting. In accordance with the UK Corporate Governance Code, all directors, who are otherwise not retiring from office, are subject to annual re-election by shareholders.
Transfers
Ordinary shares may be held in either certificated or uncertificated form. Certificated ordinary shares shall be transferred in writing in any usual or other form approved by the Board and executed by or on behalf of the transferor. Transfers of uncertificated ordinary shares shall be made in accordance with the Companies Act and Uncertificated Securities Regulations 2001, as amended.
The Board is not bound to register a transfer of partly paid ordinary shares, or fully paid shares in exceptional circumstances approved by the Financial Conduct Authority (the “FCA”). The Board may also decline to register an instrument of transfer of certificated ordinary shares unless (i) it is duly stamped and deposited at the prescribed place and accompanied by the share certificate(s) and such other evidence as reasonably required by the Board to evidence right to transfer, (ii) it is in respect of one class of shares only, and (iii) it is in favor of a single transferee or not more than four transferees (except in the case of executors or trustees of a member).
Redemption
Subject to applicable legislation and the rights of the other shareholders, any share may be issued on terms that it is, at our option or the option of the holder of such share, redeemable. The directors are authorized to determine the terms, conditions and manner of redemption of any such shares under the Articles.
Calls on capital
The directors may make calls upon the members in respect of any monies unpaid on their shares. A person upon whom a call is made remains liable even if the shares in respect of which the call is made have been transferred. Interest will be chargeable on any unpaid amount called at a rate determined by the Board (of not more than 20% per annum).

If a member fails to pay any call in full (following notice from the Board that such failure will result in forfeiture of the relevant shares), such shares (including any dividends declared but not paid) may be forfeited by a resolution of the Board, and will become the property of Barclays. Forfeiture shall not absolve a previous member for amounts payable by him/her (which may continue to accrue interest).
Barclays also has a lien over all of our partly paid shares for all monies payable or called on that share and over the debts and liabilities of a member to Barclays. If any monies which are the subject of the lien remain unpaid after a notice from the Board demanding payment, we may sell such shares.
Variation of Rights
The rights attached to any class of shares may be varied either with the consent in writing of the holders of at least 75% in nominal value of the issued shares of that class (excluding any share of that class held as treasury shares) or with the sanction of a special resolution passed at a separate meeting of the holders of the shares of that class.
The rights of shares shall not (unless expressly provided by the rights attached to such shares) be deemed varied by the creation of further shares ranking equally with them.
Winding Up
In the winding up of Barclays (whether the liquidation is voluntary or by the court) the liquidator may, on obtaining any sanction required by law, divide among the members in kind the whole or any part of the assets of Barclays, whether or not the assets consist of property of one kind or of different kinds, and vest the whole or any part of the assets in trustees upon such trusts for the benefit of the members as he, with the like sanction, shall determine. For this purpose the liquidator may set the value he deems fair on a class or classes of property, and may determine on the basis of that valuation and in accordance with the then-existing rights of members how the division is to be carried out between members or classes of members. The liquidator may not, however, distribute to a member without his consent an asset to which there is attached a liability or potential liability for the owner.
Limitations on Share Ownership
There are no limitations on the rights of shareholders to own securities. In addition, there are no restrictions imposed by the Articles or (subject to the effect of any economic sanctions that may be in force from time to time) by current UK laws which relate to non-residents or foreign shareholders and which limit the rights of such non-residents or foreign shareholders to hold or (when entitled to do so) exercise voting rights on the ordinary shares.
B. Description of American Depositary Shares
This summary of the general terms and provisions of our American Depositary Shares (“ADSs”) does not purport to be complete and is subject to and qualified in its entirety by our Form F-6 filed on December 7, 2021 (Commission file No. 333-261527), which is incorporated by reference, including the exhibits thereto. In the following description, a “Holder” is the person registered with the Depositary (as defined below).
General
American Depositary Receipts (“ADRs”) evidencing ADSs are issuable pursuant to a second amended and restated deposit agreement dated August 11, 2008, as amended on August 14, 2013, April 4, 2014, March 13, 2018 and December 7, 2021, among Barclays, JP Morgan Chase Bank, N.A., as depositary (the “Depositary”), and the Holders from time to time of ADRs (the “Deposit Agreement”). The principal executive office of the Depositary is 383 Madison Avenue, Floor 11, New York, New York 10179. Each ADS represents the right to receive four ordinary shares of Barclays. An ADR may evidence any number of ADSs.
Voting
Upon receipt of notice of any meeting or solicitation of consents or proxies of holders of ordinary shares and at Barclays’ written request, the Depositary shall, to the extent permitted by applicable laws, mail the information in such notice to the Holders along with instructions for the voting of their respective ADSs.
Upon the written request of a Holder, the Depositary shall endeavor, insofar as practical, to vote or cause to be voted the amount of ordinary shares represented by the ADSs in accordance with the Holder’s instructions. The Depositary shall not vote the ordinary shares except in accordance with such instructions.
Holders will not be entitled to vote ordinary shares directly.
Collecting and Distributing Dividends
The Depositary will distribute all cash dividends, other cash distributions, or net cash proceeds on the sale of securities, property or rights, that it receives in respect of deposited ordinary shares to Holders, after payment of any charges and fees provided for in the Deposit Agreement, in proportion to their holdings of ADSs. The cash amount distributed will be reduced by any amounts that Barclays or the Depositary must withhold on account of taxes.
If Barclays makes a non-cash distribution in respect of any deposited ordinary shares, the Depositary will distribute the property it receives to Holders, after deduction or upon payment of any taxes, charges and fees provided for in the Deposit Agreement, in proportion to their holdings of ADSs. If a distribution that Barclays makes in respect of deposited ordinary shares consists of a dividend in, or free distribution of, ordinary shares, the Depositary may, and will, if Barclays requests, distribute to Holders, in proportion to their holdings of ADSs, additional ADRs evidencing an aggregate number of ADSs representing the amount of ordinary shares received as such dividend or free distribution. If the Depositary does not distribute additional ADRs, each ADS will from then forward also represent the additional ordinary shares distributed in respect of the deposited ordinary shares before the dividend or free distribution. The Depositary may withhold any such distribution of ADRs if it has not received satisfactory assurances from Barclays that such distribution does not require registration under the Securities Act of 1933 (“Securities Act”) or is exempt from registration under the provisions of the Securities Act.
Procedures for Transmitting Notices, Reports and Proxy Soliciting Material
In addition to the procedures for transmitting notices discussed above under “Voting,” the Depositary shall make available for inspection by Holders, at its principal executive office and at any other designated transfer offices, any reports and communications, including any proxy material, received from Barclays which are both (i) received by the Depositary or the custodian or the nominee of either of them as the holder of the ordinary shares and (ii) made generally available by Barclays to the holders of such ordinary shares. If requested in writing by Barclays, the Depositary shall arrange for the transmittal or mailing of such notices, and any other reports or communications made generally available to holders of the ordinary shares, to all Holders.
Sale or Exercising of Rights
If Barclays makes a distribution of rights to subscribe for additional ordinary shares or any other rights of any nature and offers such rights to holders of deposited securities, the Depositary will exercise its discretion as to the procedure for making such rights available to Holders or of disposing of such rights and making the net proceeds available to any Holders, in each case in proportion to their holdings of ADSs. If, by the terms of the rights issue or for any other reason, the Depositary may not make such rights available to Holders or dispose of such rights and make the net proceeds available to Holders, the Depositary may generally allow the rights to lapse. If the Depositary has distributed rights to all or certain Holders, then upon the instruction of such Holders and payment of any applicable purchase price, fees, expenses and charges, the Depositary shall exercise such rights to purchase ordinary shares on behalf of such Holders. Ordinary shares purchased by the Depositary will be deposited and ADRs will be delivered to such Holders. The Depositary will not be responsible for any failure to determine that it may be lawful or practicable to make such rights available to Holders in general or any Holder in particular.
Deposit or Sale of Securities Resulting from Dividends, Splits or Plans of Reorganization
If Barclays makes a distribution payable at the election of the holders of ordinary shares in either cash or additional ordinary shares that it wishes to be made available to Holders, the Depositary shall consult with Barclays to determine whether it is lawful and reasonably practicable to make such elective distribution available to Holders. The Depositary shall make such elective distribution available to Holders only if, among other things, Barclays has timely requested that the elective distribution is available to Holders and the Depositary shall have determined that such distribution is reasonably practicable. If the conditions for making the elective distribution available to Holders are satisfied, the Depositary will establish procedures to enable Holders to elect the receipt of either cash or additional ADSs. If the conditions for making the elective distribution available to Holders are not satisfied, the Depositary will, to the extent permitted by law, distribute either cash or additional ADSs to the Holders on the basis of the same determination as is made in the local market in respect of the ordinary shares for which no election is made. There can be no assurance that Holders generally, or any Holder in particular, will be given the opportunity to receive elective distributions on the same terms and conditions as the holders of ordinary shares.
If the Depositary determines that any distribution of property, other than cash, ordinary shares or rights to ordinary shares, cannot be made proportionately among Holders or if for any other reason, including any requirement that Barclays or the Depositary withhold an amount on account of taxes or other governmental charges, the Depositary deems that such a distribution is not feasible, the Depositary may dispose of all or part of the property in any manner, including by public or private sale, that it deems equitable and practicable. The Depositary will then distribute the net proceeds of any such sale (net of any fees and expenses of the Depositary provided for in the Deposit Agreement) to Holders as in the case of a distribution received in cash.
In circumstances where the provisions of the Deposit Agreement governing distributions of ordinary shares do not apply, upon any change in nominal value, change in par value, split-up, consolidation or any other reclassification of ordinary shares, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting Barclays or to which it is a party, any securities which shall be received by the Depositary or a custodian in exchange for or in conversion of or in respect of ordinary shares, shall be treated as new ordinary shares under the Deposit Agreement, and ADSs shall thenceforth represent the new ordinary shares so received in exchange or conversion, unless additional ADRs are delivered. In any such case the Depositary may execute and deliver additional ADRs as in the case of a dividend in ordinary shares, or call for the surrender of outstanding ADRs to be exchanged for new ADRs specifically describing such new ordinary shares.
Amendment and Termination of the Deposit Agreement
The form of ADRs evidencing ADSs and any provisions of the Deposit Agreement relating to those ADRs may at any time and from time to time be amended by agreement between Barclays and the Depositary, without the consent of the Holders, in any respect which Barclays may deem necessary or advisable. Any amendment that imposes or increases any fees or charges, other than taxes and other governmental charges, registration fees, transmission costs, delivery costs or other such expenses, or that otherwise prejudices any substantial existing right of the Holders, will not take effect as to any ADRs until 30 days after notice of the amendment has been given to the Holders. Every Holder of any ADR, at the time an amendment becomes effective, will be deemed to continue to hold the ADR and to consent and agree to the amendment and to be bound by the Deposit Agreement or the ADR as amended. No amendment may impair the right of any Holder to surrender ADRs and receive in return the ordinary shares represented by the ADSs.
Whenever Barclays directs, the Depositary has agreed to terminate the Deposit Agreement as to ADRs evidencing ADSs by mailing a termination notice to the Holders then outstanding at least 30 days before the date fixed in the notice of termination. The Depositary may likewise terminate the Deposit Agreement as to ADRs evidencing ADSs by mailing a termination notice to Barclays and the Holders then outstanding if at any time 90 days shall have expired since the Depositary delivered a written notice to Barclays of its election to resign and a successor depositary shall not have been appointed and accepted its appointment.
If any ADRs evidencing ADSs remain outstanding after the date of any termination, the Depositary will then: (i) discontinue the registration of transfers of those ADRs; (ii) suspend the distribution of dividends to Holders; and (iii) not give any further notices or perform any further acts under the Deposit Agreement, except those listed below, with respect to those ADRs. The Depositary will, however, continue to collect dividends and other distributions pertaining to the ordinary shares. It will also continue to sell rights and other property as provided in the Deposit Agreement and deliver ordinary shares, together with any dividends or other distributions received with respect to them and the net proceeds of the sale of any rights or other property, in exchange for ADRs surrendered to it.
At any time after the expiration of six months from the date of termination of the Deposit Agreement as to ADRs evidencing ADSs, the Depositary may sell the ordinary shares then held. The Depositary will then hold uninvested the net proceeds of any such sales, together with any other cash then held by it under the Deposit Agreement in respect of those ADRs, unsegregated and without liability for interest, for the pro rata benefit of the Holders of ADRs that have not previously been surrendered.
Rights of Holders to Inspect the Transfer Books of the Depositary and the List of Holders
The Depositary will keep books for the registration and transfer of ADRs. These books will be open for inspection by Holders at all reasonable times. However, this inspection may not be for the purpose of communicating with Holders in the interest of a business or object other than Barclays business or a matter related to the Deposit Agreement or the ADRs.
Restrictions on the Right to Transfer or Withdraw the Underlying Securities
As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any ADR or withdrawal of any deposited securities, the Depositary, custodian or registrar may require payment from the depositor of ADSs or the presenter of the ADRs of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to ordinary shares being deposited or withdrawn) and payment of any applicable fees as therein provided, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with any regulations the Depositary may establish consistent with the provisions of the Deposit Agreement.
The delivery of ADRs against deposits of ADSs generally or against deposits of particular ADSs may be suspended, or the transfer of ADRs in particular instances may be refused, or the registration of transfer of outstanding ADRs generally may be suspended, during any period when the transfer books of the Depositary or Barclays or those maintained by the foreign registrar are closed, or if any such action is deemed necessary or advisable by the Depositary or Barclays at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of the Deposit Agreement, or, as long as it would be permitted under the transfer agency rules applicable to the Depositary, for any other reason.

Notwithstanding the provisions of the Deposit Agreement and the ADRs, the surrender of outstanding ADRs and withdrawal of ADSs may not be suspended subject only to (i) temporary delays caused by closing the transfer books of the Depositary or Barclays or the deposit of ADSs in connection with voting at a shareholders’ meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, and (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the ADRs or to the withdrawal of the deposited securities. Without limitation of the foregoing, the Depositary will not knowingly accept for deposit any shares required to be registered under the provisions of the Securities Act, unless a registration statement is in effect as to such shares.
Limitations on the Depositary’s Liability
The Depositary shall not incur any liability to any Holder or beneficial owners of ADRs, if by reason of any provision of any present or future law or regulation of the United Kingdom, United States or any other country, or of any governmental or regulatory authority or stock exchange or regulated market or automated quotation system, or by reason of any provision, present or future, of the Articles of the Company, or by reason of any provision of any securities issued or distributed by Barclays, or any offering or distribution thereof, or by reason of any act of God or war or terrorism or other circumstances beyond its control, the Depositary shall be prevented or forbidden from or be subject to any civil or criminal penalty on account of doing or performing any act or thing which by the terms of the Deposit Agreement it is provided shall be done or performed; nor shall the Depositary incur any liability to any Holder or beneficial owner of any ADR by reason of any non-performance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of the Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement. Where, by the terms of a distribution of a dividend, or an offering or distribution of rights, such distribution or offering may not be made available to Holders, and the Depositary may not dispose of such distribution or offering on behalf of such Holders and make the net proceeds available to such Holders, then the Depositary shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse.
The Depositary assumes no obligation nor shall it be subject to any liability under the Deposit Agreement to any Holders or beneficial owners of any ADR (including, without limitation, liability with respect to the validity or worth of any deposited securities), except that it agrees to perform its obligations specifically set forth in the Deposit Agreement without gross negligence or bad faith.
The Depositary shall not be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any deposited securities or in respect of the ADRs, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability shall be furnished as often as may be required. The Depositary shall not be liable for any action or non-action by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting ordinary shares for deposit, any Holder or beneficial owner of ADSs or any other person believed by it in good faith to be competent to give such advice or information. The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without negligence or bad faith while it acted as Depositary.
The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the deposited securities, or for the manner in which any such vote is cast (provided that any such action or nonaction is in good faith) or the effect of any such vote.
The Depositary shall not be liable for the failure by any Holder or beneficial owner to obtain the benefits of credits or refunds of non-U.S. tax paid against such Holder’s or beneficial owner’s income tax liability. The Depositary shall not incur any liability for any tax or tax consequences that may be incurred by Holders or beneficial owners on account of their ownership or disposition of the ADRs or ADSs.
The Depositary is under no obligation to inform Holders or any other holders of an interest in any ADSs about the requirements of English law, rules or regulations or any changes therein or thereto.
Notwithstanding anything to the contrary set forth in the Deposit Agreement or any ADR, the Depositary and its agents may fully respond to any and all demands or requests for information maintained by or on its behalf in connection with the Deposit Agreement, any Holder(s) or beneficial owner(s), any ADR or ADRs or otherwise related hereto to the extent such information is requested or required by or pursuant to any lawful authority, including without limitation laws, rules, regulations, administrative or judicial process, banking, securities or other regulators.
The Depositary shall not incur any liability for the content of any information submitted to it by or on behalf of Barclays for distribution to the Holders or for any inaccuracy of any translation thereof, for any investment risk associated with acquiring an interest in deposited securities, for the validity or worth of the deposited securities, for the credit-worthiness of any third party, for allowing any rights to lapse upon the terms of the Deposit Agreement or for the failure or timeliness of any notice from Barclays.
The Depositary shall not be responsible for, and shall incur no liability in connection with or arising from, the insolvency of any custodian that is not a branch or affiliate of JPMorgan Chase Bank, N.A. The Depositary shall not be liable for the acts or omissions made by, or the insolvency of, any securities depository, clearing agency or settlement system. The Depositary shall not have any liability for the price received in connection with any sale of securities, the timing thereof or any delay in action or omission to act nor shall it be responsible for any error or delay in action, omission to act, default or negligence on the part of the party so retained in connection with any such sale or proposed sale.
Neither the Company nor the Depositary nor any of their respective agents shall be liable to Holders or beneficial owners for any indirect, special, punitive or consequential damages or lost profits.

C. Description of Debt Securities
As of December 31, 2021, we had the following series of debt securities registered pursuant to Section 12(b) of the Act, which are all listed on the New York Stock Exchange:

Debt Securities (class/ interest rate)	Principal	Interest Payment Dates (in arrear)	Issue Date	Maturity Date	Redemption rights	Make-Whole Redemption Date(3)/ Par Redemption Date(4) (when applicable)	Events of Default	Prospectus Supplement	Indenture
4.375% Fixed Rate Subordinated Notes due 2024	US$1,250,000,000	March 11 and September 11	September 11, 2014	September 11, 2024	Tax Redemption,(1) Regulatory Event Redemption(2) Notice Period: Not less than 30 nor more than 60 days’ prior notice.	N/A	Dated Subordinated Enforcement Events(8)	Prospectus Supplement dated September 4, 2014	Dated Subordinated Debt Securities Indenture dated September 11, 2014
3.65% Fixed Rate Senior Notes due 2025	US$2,000,000,000	March 16 and September 16	March 16, 2015	March 16, 2025	Tax Redemption(1) Notice Period: Not less than 30 nor more than 60 days’ prior notice.	N/A	Senior Events of Default(5)	Prospectus Supplement dated March 9, 2015	Senior Debt Securities Indenture dated November 10, 2014
5.25% Fixed Rate Senior Notes due 2045	US$1,500,000,000	February 17 and August 17	August 17, 2015	August 17, 2045	Tax Redemption(1) Notice Period: Not less than 30 nor more than 60 days’ prior notice.	N/A	Senior Events of Default(5)	Prospectus Supplement dated August 10, 2015	Senior Debt Securities Indenture dated November 10, 2014
4.375% Fixed Rate Senior Notes due 2026	US$2,500,000,000	January 12 and July 12	January 12, 2016	January 12, 2026	Tax Redemption(1) Notice Period: Not less than 30 nor more than 60 days’ prior notice.	N/A	Senior Events of Default(5)	Prospectus Supplement dated January 5, 2016	Senior Debt Securities Indenture dated November 10, 2014
5.20% Fixed Rate Subordinated Notes due 2026	US$2,050,000,000	May 12 and November 12	May 12, 2016	May 12, 2026	Tax Redemption,(1) Regulatory Event Redemption(2) Notice Period: Not less than 30 nor more than 60 days’ prior notice.	N/A	Dated Subordinated Enforcement Events(8)	Prospectus Supplement dated May 5, 2016	Dated Subordinated Debt Securities Indenture dated September 11, 2014
Floating Rate Senior Notes due 2023 (3 month USD LIBOR plus 1.625% p.a.)	US$750,000,000	January 10, April 10, July 10 and October 10	January 10, 2017	January 10, 2023	Tax Redemption,(1) Par Redemption(4) Notice Period: Not less than 30 nor more than 60 days’ prior notice.	Par Redemption Date: January 10, 2022(13)	Senior Events of Default(6)	Prospectus Supplement dated January 3, 2017	Senior Debt Securities Indenture dated November 10, 2014

3.684% Fixed Rate Senior Notes due 2023	US$1,500,000,000	January 10 and July 10	January 10, 2017	January 10, 2023	Tax Redemption,(1) Make-Whole Redemption,(3) Par Redemption(4) Notice Period: Not less than 15 nor more than 60 days’ prior notice.	Make-Whole Redemption Date: At any time on or after July 10, 2017 to (but excluding) January 10, 2022 Par Redemption Date: January 10, 2022(13)	Senior Events of Default(6)	Prospectus Supplement dated January 3, 2017	Senior Debt Securities Indenture dated November 10, 2014
4.337% Fixed Rate Senior Notes due 2028	US$1,250,000,000	January 10 and July 10	January 10, 2017	January 10, 2028	Tax Redemption,(1) Make-Whole Redemption,(3) Par Redemption(4) Notice Period: Not less than 15 nor more than 60 days’ prior notice.	Make-Whole Redemption Date: At any time on or after July 10, 2017 to (but excluding) January 8, 2027 Par Redemption Date: January 8, 2027	Senior Events of Default(6)	Prospectus Supplement dated January 3, 2017	Senior Debt Securities Indenture dated November 10, 2014
4.950% Fixed Rate Senior Notes due 2047	US$1,500,000,000	January 10 and July 10	January 10, 2017	January 10, 2047	Tax Redemption,(1) Make-Whole Redemption(3) Notice Period: Not less than 15 nor more than 60 days’ prior notice.	Make-Whole Redemption Date: At any time on or after July 10, 2017	Senior Events of Default(6)	Prospectus Supplement dated January 3, 2017	Senior Debt Securities Indenture dated November 10, 2014
4.836% Fixed Rate Subordinated Callable Notes due 2028	US$2,000,000,000	May 9 and November 9	May 9, 2017	May 9, 2028	Tax Redemption,(1) Regulatory Event Redemption,(2) Par Redemption(4) Notice Period: Not less than 30 nor more than 60 days’ prior notice.	Par Redemption Date: May 7, 2027	Dated Subordinated Enforcement Events(8)	Prospectus Supplement dated May 2, 2017	Dated Subordinated Debt Securities Indenture dated May 9, 2017
3.250% Fixed Rate Senior Notes due 2033	GBP1,250,000,000	January 17	January 17, 2018	January 17, 2033	Tax Redemption,(1) Make-Whole Redemption,(3) Loss Absorption Disqualification Event, Redemption(4) Notice Period: Not less than 30 nor more than 60 days’ prior notice.	Make-Whole Redemption Date: At any time on or after July 17, 2018	Senior Events of Default,(6) Senior Enforcement Events(7)	Prospectus Supplement dated January 8, 2018	Senior Debt Securities Indenture dated January 17, 2018

4.338% Fixed-to-Floating Rate Senior Notes due 2024 (From and including May 16, 2023: 3 month USD LIBOR plus 1.356% p.a.) Terms provide for the replacement of LIBOR.(9)	US$1,250,000,000	Fixed Rate: May 16 and November 16 each year until (and including) May 16, 2023 Floating Rate: August 16, 2023, November 16, 2023, February 16, 2024 and May 16, 2024	May 16, 2018	May 16, 2024	Tax Redemption,(1) Make-Whole Redemption,(3) Par Redemption,(4) Loss Absorption Disqualification Event, Redemption(5) Notice Period: Not less than 15 nor more than 60 days’ prior notice.	Make-Whole Redemption Date: At any time on or after November 16, 2018 to (but excluding) May 16, 2023 Par Redemption Date: May 16, 2023	Senior Events of Default(6) Senior Enforcement Events(7)	Prospectus Supplement dated May 9, 2018	Senior Debt Securities Indenture dated January 17, 2018
Floating Rate Senior Notes due 2024 (3 month USD LIBOR plus 1.380% p.a.) Terms provide for the replacement of LIBOR(9)	US$1,500,000,000	February 16, May 16, August 16 and November 16	May 16, 2018	May 16, 2024	Tax Redemption,(1) Par Redemption,(4) Loss Absorption Disqualification Event, Redemption(5) Notice Period: Not less than 15 nor more than 60 days’ prior notice.	Par Redemption Date: May 16, 2023	Senior Events of Default,(6) Senior Enforcement Events(7)	Prospectus Supplement dated May 9, 2018	Senior Debt Securities Indenture dated January 17, 2018
4.972% Fixed-to-Floating Rate Senior Notes due 2029 (From and including May 16, 2028: 3 month USD LIBOR plus 1.902% p.a.) Terms provide for the replacement of LIBOR(9)	US$1,750,000,000	Fixed Rate: May 16 and November 16 each year until (and including) May 16, 2028 Floating Rate: August 16, 2028, November 16, 2028, February 16, 2029 and May 16, 2029	May 16, 2018	May 16, 2029	Tax Redemption,(1) Make-Whole Redemption,(3) Par Redemption,(4) Loss Absorption Disqualification Event, Redemption(5) Notice Period: Not less than 15 nor more than 60 days’ prior notice.	Make-Whole Redemption Date: At any time on or after November 16, 2028 to (but excluding) May 16, 2028 Par Redemption Date: May 16, 2028	Senior Events of Default,(6) Senior Enforcement Events(7)	Prospectus Supplement dated May 9, 2018	Senior Debt Securities Indenture dated January 17, 2018

4.610% Fixed-to-Floating Rate Senior Notes due 2023 (From and including February 15, 2022: 3 month USD LIBOR plus 1.40% p.a.) Terms provide for the replacement of LIBOR(9)	US$2,500,000,000	Fixed Rate: February 15 and August 15 each year until (and including) February 15, 2022 Floating Rate: May 15, 2022, August 15, 2022, November 15, 2022 and February 15, 2023	November 15, 2018	February 15, 2023	Tax Redemption,(1) Make-Whole Redemption,(3) Par Redemption,(4) Loss Absorption Disqualification Event, Redemption(5) Notice Period: Not less than 15 nor more than 60 days’ prior notice.	Make-Whole Redemption Date: At any time on or after May 15, 2019 to (but excluding) February 15, 2022 Par Redemption Date: February 15, 2022(14)	Senior Events of Default,(6) Senior Enforcement Events(7)	Prospectus Supplement dated November 7, 2018	Senior Debt Securities Indenture dated January 17, 2018
Floating Rate Senior Notes due 2023 (3 month USD LIBOR plus 1.43% p.a.) Terms provide for the replacement of LIBOR(9)	US$750,000,000	February 15, May 15, August 15 and November 15	November 15, 2018	February 15, 2023	Tax Redemption,(1) Par Redemption,(4) Loss Absorption Disqualification Event, Redemption(5) Notice Period: Not less than 15 nor more than 60 days’ prior notice.	Par Redemption Date: February 15, 2022(14)	Senior Events of Default,(6) Senior Enforcement Events(7)	Prospectus Supplement dated November 7, 2018	Senior Debt Securities Indenture dated January 17, 2018
3.932% Fixed-to-Floating Rate Senior Notes due 2025 (From and including May 7, 2024: 3 month USD LIBOR plus 1.610% p.a.)
Terms provide for “Benchmark Events” (defined below) that would trigger the replacement of LIBOR(10)
	US$2,000,000,000	Fixed Rate: May 7 and November 7 each year until (and including) May 7, 2024 Floating Rate: August 7, 2024, November 7, 2024, February 7, 2025 and May 7, 2025	May 7, 2019	May 7, 2025	Tax Redemption,(1) Make-Whole Redemption,(3) Par Redemption,(4) Loss Absorption Disqualification Event, Redemption(5) Notice Period: Not less than 15 nor more than 60 days’ prior notice.	Make-Whole Redemption Date: At any time on or after November 7, 2019 to (but excluding) May 7, 2024 Par Redemption Date: May 7, 2024	Senior Enforcement Events(7)	Prospectus Supplement dated April 30, 2019	Senior Debt Securities Indenture dated January 17, 2018

5.088% Fixed-to-Floating Rate Subordinated Notes due 2030 (From and including June 20, 2029: 3 month USD LIBOR plus 3.054% p.a.)
Terms provide for “Benchmark Events” (defined below) that would trigger the replacement of LIBOR(10)
	US$1,500,000,000	Fixed Rate: June 20 and December 20 each year until (and including) June 20, 2029 Floating Rate: September 20, 2029, December 20, 2029, March 20, 2030 and June 20, 2030	June 20, 2019	June 20, 2030	Tax Redemption,(1) Regulatory Event Redemption,(2) Par Redemption (4) Notice Period: Not less than 30 nor more than 60 days’ prior notice.	Par Redemption Date: June 20, 2029	Dated Subordinated Enforcement Events(8)	Prospectus Supplement dated June 13, 2019	Dated Subordinated Debt Securities Indenture dated as of May 9, 2017
2.852% Fixed-to-Floating Rate Senior Notes due 2026 (From and including May 7, 2025: 3 month USD LIBOR plus 2.452% p.a.) Terms provide for “Benchmark Transition Provisions” (as defined below) that would trigger the substitution of LIBOR(11)	$1,750,000,000	Fixed Rate: May 7 and November 7 each year until (and including) May 7, 2025 Floating Rate: August 7, 2025, November 7, 2025, February 7, 2026 and May 7, 2026	May 7, 2020	May 7, 2026	Tax Redemption,(1) Make-Whole Redemption,(3) Par Redemption,(4) Loss Absorption Disqualification Event, Redemption(5) Notice Period: Not less than 15 nor more than 60 days’ prior notice.	Make-Whole Redemption Date: At any time on or after November 7, 2020 to (but excluding) May 7, 2025 Par Redemption Date: May 7, 2025	Senior Enforcement Events(7)	Prospectus Supplement dated April 30, 2020	Senior Debt Securities Indenture dated January 17, 2018

2.645% Fixed Rate Resetting Senior Callable Notes due 2031 (From and including June 24, 2030: The then-prevailing U.S. Treasury Rate, plus 1.900%)(12)	$1,000,000,000	June 24 and December 24	June 24, 2020	June 24, 2031	Tax Redemption,(1) Make-Whole Redemption,(3) Par Redemption,(4) Loss Absorption Disqualification Event, Redemption(5) Notice Period: Not less than 15 nor more than 60 days’ prior notice.	Make-Whole Redemption Date: At any time on or after December 24, 2020 to (but excluding) June 24, 2030 Par Redemption Date: June 24, 2030	Senior Enforcement Events(7)	Prospectus Supplement dated June 17, 2020	Senior Debt Securities Indenture dated January 17, 2018
3.564% Fixed Rate Resetting Subordinated Callable Notes due 2035 (From and including September 23, 2030: The then-prevailing U.S. Treasury Rate, plus 2.900%)(12)	$1,000,000,000	March 23 and September 23	September 23, 2020	September 23, 2035	Tax Redemption,(1) Regulatory Event Redemption,(2) Par Redemption(4) Notice Period: Not less than 30 nor more than 60 days’ prior notice.	Par Redemption Date: September 23, 2030	Dated Subordinated Enforcement Events(8)	Prospectus Supplement dated September 16, 2020	Dated Subordinated Debt Securities Indenture dated as of May 9, 2017
1.007% Fixed Rate Resetting Senior Callable Notes due 2024 (From and including December 10, 2023: The then-prevailing U.S. Treasury Rate, plus 0.800%)(12)	$1,500,000,000	June 10 and December 10	December 10, 2020	December 10, 2024	Tax Redemption,(1) Make-Whole Redemption,(3) Par Redemption,(4) Loss Absorption Disqualification Event, Redemption(5) Notice Period: Not less than 15 nor more than 60 days’ prior notice.	Make-Whole Redemption Date: At any time on or after June 10, 2021 to (but excluding) December 10, 2023 Par Redemption Date: December 10, 2023	Senior Enforcement Events(7)	Prospectus Supplement dated December 3, 2020	Senior Debt Securities Indenture dated January 17, 2018

2.667% Fixed Rate Resetting Senior Callable Notes due 2032 (From and including March 10, 2031: The then-prevailing U.S. Treasury Rate, plus 1.20%)	$1,000,000,000	March 10 and September 10	March 10, 2021	March 10, 2032	Tax Redemption,(1) Make-Whole Redemption,(3) Par Redemption,(4) Loss Absorption Disqualification Event, Redemption(5) Notice Period: Not less than 15 nor more than 60 days’ prior notice.	Make-Whole Redemption Date: At any time on or after September 10, 2021 (but excluding) March 10, 2031 Par Redemption Date: March 10, 2031	Senior Enforcement Events(7)	Prospectus Supplement dated March 5, 2021	Senior Debt Securities Indenture dated January 17, 2018
3.811% Fixed Rate Resetting Subordinated Callable Notes due 2042 (From and including March 10, 2041: The then-prevailing U.S. Treasury Rate, plus 1.70%)	$1,000,000,000	March 10 and September 10	March 10, 2021	March 10, 2042	Tax Redemption,(1) Regulatory Event Redemption,(2) Par Redemption,(4) Notice Period: Not less than 30 nor more than 60 days’ prior notice.	Par Redemption Date: March 10, 2041	Dated Subordinated Enforcement Events(8)	Prospectus Supplement dated March 5, 2021	Dated Subordinated Debt Securities Indenture dated as of May 9, 2017
2.279% Fixed Rate Resetting Senior Callable Notes due 2027 (From and including November 24, 2026: The then-prevailing U.S. Treasury Rate, plus 1.05%)	$1,750,000,000	May 24 and November 24	November 24, 2021	November 24, 2027	Tax Redemption,(1) Make-Whole Redemption,(3) Par Redemption,(4) Loss Absorption Disqualification Event, Redemption(5) Notice Period: Not less than 15 nor more than 60 days’ prior notice.	Make-Whole Redemption Date: At any time on or after May 24, 2022 to (but excluding) November 24, 2026 Par Redemption Date: November 24, 2026	Senior Enforcement Events(7)	Prospectus Supplement dated November 17, 2021	Senior Debt Securities Indenture dated January 17, 2018

2.894% Fixed Rate Resetting Senior Callable Notes due 2032 (From and including November 24, 2031: The then-prevailing U.S. Treasury Rate, plus 1.30%)	$1,250,000,000	May 24 and November 24	November 24, 2021	November 24, 2032	Tax Redemption,(1) Make-Whole Redemption,(3) Par Redemption,(4) Loss Absorption Disqualification Event, Redemption(5) Notice Period: Not less than 15 nor more than 60 days’ prior notice.	Make-Whole Redemption Date: At any time on or after May 24, 2022 to (but excluding) November 24, 2031 Par Redemption Date: November 24, 2031	Senior Enforcement Events(7)	Prospectus Supplement dated November 17, 2021	Senior Debt Securities Indenture dated January 17, 2018
3.330% Fixed Rate Resetting Senior Callable Notes due 2042 (From and including November 24, 2041: The then-prevailing U.S. Treasury Rate, plus 1.30%)	$1,000,000,000	May 24 and November 24	November 24, 2021	November 24, 2042	Tax Redemption,(1) Make-Whole Redemption,(3) Par Redemption,(4) Loss Absorption Disqualification Event, Redemption(5) Notice Period: Not less than 15 nor more than 60 days’ prior notice.	Make-Whole Redemption Date: At any time on or after May 24, 2022 to (but excluding) November 24, 2026 Par Redemption Date: November 24, 2041	Senior Enforcement Events(7)	Prospectus Supplement dated November 17, 2021	Senior Debt Securities Indenture dated January 17, 2018
(1) Tax Redemption means that we have the right to redeem any series of debt securities on the terms described below under “Tax Redemption.”
(2) Regulatory Event Redemption means that we have the right to redeem any series of Dated Subordinated Debt Securities on the terms described below under “Regulatory Event Redemption.”
(3) Make-Whole Redemption means that we have the right to redeem certain series of debt securities on the terms described below under clause (i) of “Optional Redemption.”
(4) Par Redemption means that we have the right to redeem certain series of debt securities on the terms described below under clause (ii) of “Optional Redemption.”
(5) Loss Absorption Disqualification Event Redemption means that we have the right to redeem certain series of Senior Debt Securities on the terms described below under “Loss Absorption Disqualification Event Redemption.”
(6) Senior Events of Default means that the events of default described below under “Senior Events of Default” are applicable to the relevant series of debt securities.
(7) Senior Enforcement Events means that the enforcement events and remedies described below under “Senior Enforcement Events” are applicable to the relevant series of debt securities.
(8) Dated Subordinated Enforcement Events means that the enforcement events and remedies described below under “Dated Subordinated Enforcement Events” are applicable to the relevant series of debt securities.
(9) The terms of the applicable series of debt securities provide substituted interest rates when LIBOR (as defined below) is temporarily or permanently unavailable as described under “LIBOR Replacement.”
(10) The terms of the applicable series of debt securities specify certain “Benchmark Events” that would trigger substitution of LIBOR when LIBOR is temporarily or permanently unavailable, as defined and described below under “LIBOR Replacement.”
(11) The terms of the applicable series of debt securities specify “Benchmark Transition Provisions” that would trigger substitution of LIBOR or the then-current Benchmark (as defined below) when LIBOR or the then-current Benchmark is temporarily or permanently unavailable, as defined and described below under “Benchmark Transition Provisions.”
(12) The terms of the applicable series of debt securities provide for subsequent fixed interest rates from and including the reset date as specified in this table (the “Reset Date”), as described below under “Interest—Fixed Rate Resetting Notes – Interest.”
(13) These Notes were redeemed on January 10, 2022.
(14) These Notes were redeemed on February 15, 2022.

The summary set out below of the general terms and provisions of our debt securities does not purport to be complete and is subject to and qualified by reference to, all of the definitions and provisions of the relevant indenture (as listed in the table above), any supplement to the relevant indenture and the form of the instrument representing each series of debt securities. Certain terms, unless otherwise defined here, have the meaning given to them in the relevant indenture.
General
The debt securities of any series are either our senior obligations (the “Senior Debt Securities”) or our dated subordinated obligations (the “Dated Subordinated Debt Securities” and, together with the Senior Debt Securities, are referred to herein as the “debt securities”).
Neither the Senior Debt Securities nor the Dated Subordinated Debt Securities are secured by any assets or property of Barclays or any of its subsidiaries or affiliates (including Barclays Bank PLC, its subsidiary).
Each series of Senior Debt Securities was issued under an indenture, entered into between us and The Bank of New York Mellon, London Branch, as “Trustee” (each, a “Senior Debt Securities Indenture”). Each series of Dated Subordinated Debt Securities was issued under an indenture, entered into between us and The Bank of New York Mellon, London Branch, as Trustee (each, a “Dated Subordinated Debt Securities Indenture”). With respect to each series of debt securities, the relevant Senior Debt Securities Indenture or Dated Subordinated Debt Securities Indenture (as applicable) is set forth in the table above, and any respective supplements thereto are referred to in this description individually as an “indenture” and collectively as the “indentures.” The terms of the debt securities include those stated in the relevant indenture and any supplements thereto, and those terms made part of the relevant indenture by reference to the U.S. Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). Each series of debt securities listed in the table above was issued pursuant to an effective registration statement and a related prospectus and prospectus supplement setting forth the terms of the relevant series of debt securities.
The indentures do not limit the amount of debt securities that we may issue. Unless otherwise provided in the terms of a series of debt securities, a series may be reopened, without notice to or consent of any holder of outstanding debt securities, for issuances of additional debt securities of that series. The debt securities of each series and any additional new debt securities of the same series would be treated as a single series for all purposes under the relevant indenture.
Holders of debt securities have no voting rights except as described below under “Modification and Waiver,” “Senior Events of Default,” “Dated Subordinated Enforcement Events and Remedies,” and “Limitation on Suits.”
The debt securities are not subject to any sinking fund.
Interest
As of December 31, 2021, we had four categories of registered Senior Debt Securities: (i) fixed rate Senior Debt Securities; (ii) floating rate Senior Debt Securities (“Floating Rate Notes”); (iii) fixed-to-floating rate Senior Debt Securities; and (iv) fixed rate resetting Senior Debt Securities; and three categories of registered Dated Subordinated Debt Securities: (i) fixed rate Dated Subordinated Debt Securities; (ii) fixed rate resetting Dated Subordinated Debt Securities (together with the fixed rate resetting Senior Debt Securities, the “Fixed Rate Resetting Notes,” and the Fixed Rate Resetting Notes, together with the fixed rate Senior Debt Securities and the fixed rate Dated Subordinated Debt Securities, the “Fixed Rate Notes”); and (iii) fixed-to-floating rate Dated Subordinated Debt Securities (together with the fixed-to-floating rate Senior Debt Securities, the “Fixed-to-Floating Rate Notes”). The relevant interest rates, interest rate amounts and interest payment dates of the debt securities are set out in the table above. Interest on the Fixed Rate Notes (including the fixed rate interest period of the Fixed-to-Floating Rate Notes) is computed on the basis of a 360-day year of twelve 30-day months, and, in the case of the Floating Rate Notes (including the floating rate interest period of the Fixed-to-Floating Rate Notes), on the basis of the actual number of days in each floating rate interest period and a 360-day year during any floating rate interest period. For the 3.250% Fixed Rate Senior Notes due 2033, where interest is to be calculated in respect of a period which is equal to or shorter than an interest period, interest will be calculated on the basis of the actual number of days in the relevant period, from and including the last date on which interest was paid on such debt securities, to, but excluding, the next date on which interest falls due, divided by the number of days in the interest period in which the relevant period falls (including the first such day but excluding the last). This payment convention is referred to as ACTUAL/ACTUAL (ICMA), defined based on the definition in the International Capital Market Association Primary Market Handbook.
Payments
Payment of principal of and interest on the debt securities, so long as the debt securities are represented by global securities, are made in immediately available funds. If any scheduled fixed rate interest payment date is not a Business Day (as defined below), we will pay interest on the next succeeding Business Day, but interest on that payment will not accrue during the period from and after the scheduled fixed rate interest payment date. If any scheduled floating rate interest payment date, other than the maturity date, would fall on a day that is not a Business Day, the floating rate interest payment date will be postponed to the next succeeding Business Day, except that if that Business Day falls in the next succeeding calendar month, the floating rate interest payment date will be the immediately preceding Business Day.
Payments in respect of debt securities denominated in U.S. dollars are made to holders of record on the close of business on the Business Day immediately preceding each interest payment date (or, if the debt securities are held in definitive form, the 15th Business Day preceding each interest payment date). Beneficial interests in the global securities denominated in U.S. dollars trade in the same-day funds settlement system of DTC, and secondary market trading activity in such interests will therefore settle in same-day funds. A “Business Day” means any weekday other than one on which banking institutions are authorized or obligated by law or executive order to close in London, England or in the City of New York, United States.
With respect to the 3.250% Fixed Rate Senior Notes due 2033, which are denominated in sterling (the “Sterling-denominated Notes”), payment of principal and interest payments in respect of this series of debt securities are payable in sterling to holders of record on the close of business (in the relevant Clearing System) on the Clearing System Business Day (each, as defined below) immediately preceding each interest payment date (or, if these debt securities are held in definitive form, the 15th Business Day preceding each interest payment date).
With respect to the Sterling-denominated Notes, “Clearing Systems” means Clearstream Banking S.A. (“Clearstream”)and/or Euroclear SA/NV (“Euroclear”), and shall include any successor clearing systems; and “Clearing System Business Day” means a day on which each Clearing System for which any global certificate is being held is open for business.
Beneficial interests in the Sterling-denominated Notes trade in accordance with the normal rules and operating procedures of Clearstream, Luxembourg and/or Euroclear, and secondary market trading activity in such interests will be settled using the procedures applicable to conventional eurobonds in same-day funds.
If sterling is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or is no longer used for the settlement of transactions by public institutions within the international banking community, then all payments in respect of the Sterling-denominated Notes will be made in U.S. dollars until sterling is again available to us or so used. The amount payable on any date in sterling will be converted into U.S. dollars at the Market Exchange Rate (as defined below) as of the close of business on the second Business Day prior to the relevant payment date or, if such Market Exchange Rate is not then available, on the basis of the then most recent U.S. dollar/sterling exchange rate available on or prior to the second Business Day prior to the relevant payment date as determined by us in our sole discretion. “Market Exchange Rate” means the noon buying rate in The City of New York for cable transfers of sterling as certified for customs purposes (or, if not so certified, as otherwise determined) by the Federal Reserve Bank of New York.
Any payment in respect of the Sterling-denominated Notes so made in U.S. dollars will not constitute an event of default under the relevant indenture or the terms of this series of debt securities. Neither the Trustee nor the paying agent will be responsible for obtaining exchange rates, effecting currency conversions or otherwise handling redenominations. Holders of this series of debt securities will be subject to foreign exchange risks as to payments of principal and interest that may have important economic and tax consequences to them.
Fixed Rate Resetting Notes – Interest

The applicable per annum interest rate on the Fixed Rate Resetting Notes, from (and including) the Reset Date (as set out in the table above) to (but excluding) the Maturity Date (as set out in the table above) will be equal to the sum, as determined by The Bank of New York Mellon, London branch, as Calculation Agent, of the then-prevailing U.S. Treasury Rate (as defined below) on the second Business Day immediately preceding the relevant Reset Date (the “Reset Determination Date”), plus a certain percentage (“margin”) as set forth in the table above.
“U.S. Treasury Rate” means, with respect to the period from and including the Reset Date to the Maturity Date (the “Reset Period”), the rate per annum equal to: (1) the yield, under the heading which represents the average for the week immediately prior to the Reset Determination Date, appearing in the most recently published statistical release designated “H.15,” or any successor publication that is published by the Board of Governors of the Federal Reserve System that establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity, under the caption “Treasury constant maturities,” for the term to maturity as specified in the relevant prospectus supplement; or (2) if such release (or any successor release) is not published during the week immediately prior to the Reset Determination Date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue (as defined below), calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price (as defined below) for the Reset Determination Date.
If the U.S. Treasury Rate cannot be determined, for whatever reason, as described under (1) or (2) above, “U.S. Treasury Rate” means the rate in percentage per annum as notified by the Calculation Agent to us equal to the yield on U.S. Treasury securities having the term to maturity, as specified in the relevant prospectus supplement, as set forth in the most recently published statistical release designated “H.15” under the caption “Treasury constant maturities” (or any successor publication that is published weekly by the Board of Governors of the Federal Reserve System and that establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption “Treasury constant maturities” for the term to maturity as specified in the relevant prospectus supplement) at 5:00 p.m. (New York City time) on the last available date preceding the Reset Determination Date on which such rate was set forth in such release (or any successor release).
“Comparable Treasury Issue” means, with respect to the Reset Period, the U.S. Treasury security or securities selected by us with a maturity date on or about the last day of the Reset Period and that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities denominated in U.S. dollars and having the term to maturity as specified in the relevant prospectus supplement.
“Comparable Treasury Price” means, with respect to the Reset Determination Date, (i) the arithmetic average of the Reference Treasury Dealer Quotations ( as defined below) for the Reset Determination Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, (ii) if fewer than five such Reference Treasury Dealer Quotations are received, the arithmetic average of all such quotations, or (iii) if fewer than two such Reference Treasury Dealer Quotations are received, then such Reference Treasury Dealer Quotation.
“Reference Treasury Dealer” means, with respect to the Reset Determination Date, each of up to five banks selected by us, or the affiliates of such banks, which are (i) primary U.S. Treasury securities dealers, and their respective successors, or (ii) market makers in pricing corporate bond issues denominated in U.S dollars.
“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and the Reset Determination Date, the arithmetic average, as determined by the Calculation Agent, of the bid and offered prices (such prices being obtained by us and furnished to the Calculation Agent) for the applicable Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, at 11:00 a.m. (New York City time) on the Reset Determination Date.
Floating Rate Interest – LIBOR
The Floating Rate Notes and, during the relevant floating rate interest periods for each series of Fixed-to-Floating Rate Notes, the Fixed-to-Floating Rate Notes, will bear interest at a floating rate, reset quarterly, plus the margin as set forth in the table above.
The Bank of New York Mellon, London branch, as Calculation Agent, determines the floating interest rate for each floating rate interest period by reference to the then-current three-month U.S. dollar London Interbank Offered Rate (“LIBOR”) on the applicable interest determination date. The interest determination date for each floating rate interest period is the second London banking day (being any day on which dealings in U.S. dollars are transacted in the London interbank market) preceding the applicable floating rate interest payment date.
Calculation of LIBOR
With respect to any interest determination date, LIBOR is the offered rate for deposits in U.S. dollars having a maturity of three months that appears on Reuters Page LIBOR01 as of the applicable time specified in the relevant prospectus supplement, on that interest determination date. If no such rate appears on Reuters Page LIBOR01 on such interest determination date, LIBOR will be determined for such interest determination date on the basis of the rates at which deposits in U.S. dollars for the period of three months are offered to prime banks in the London interbank market by the principal London offices of each of four major reference banks in the London interbank market, as selected and identified by us (the “reference banks”), at the applicable time as specified in the relevant prospectus supplement, on that interest determination date and in a principal amount that is representative for a single transaction in U.S. dollars in that market at that time. If at least two such quotations are provided, LIBOR on such interest determination date will be the arithmetic mean of those quotations. If fewer than two such quotations are provided, LIBOR on such interest determination date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m., in the City of New York, on the interest determination date by three major banks in The City of New York, selected and identified by us, for loans in U.S. dollars to leading European banks, for a period of three months, commencing on the related interest reset date, and in a principal amount that is representative for a single transaction in U.S. dollars in that market at that time. If at least two such rates are so provided, LIBOR on the interest determination date will be the arithmetic mean of such rates. If fewer than two such rates are so provided, LIBOR on the interest determination date will be equal to LIBOR in effect with respect to the immediately preceding interest determination date or, in the case of the first interest determination date for the 2.852% Fixed-to-Floating Rate Senior Notes due 2026, the rate of interest for the relevant interest rate period will be equal to the fixed interest rate for such series of debt securities.
In this section, “Reuters Page LIBOR01” means the display that appears on Reuters Page LIBOR01 or any page as may replace such page on such service (or any successor service) for the purpose of displaying London interbank offered rates of major banks for U.S. dollars.
LIBOR Replacement
Following the FCA’s announcement in July 2017 that it will no longer persuade or compel banks to submit rates for the calculation of LIBOR to the administrator of LIBOR after 2021, the terms of certain series of debt securities issued from May 2018 (listed in the table above) include LIBOR replacement provisions in the event that LIBOR is, for example, discontinued or ceases to be published, such that it is no longer possible to calculate the floating rate interest in the manner set out above.
Replacement of LIBOR
For those debt securities for which “Terms provide for the replacement of LIBOR” is indicated in the table above, the following provisions for the replacement of LIBOR apply. In addition, for those debt securities for which “Terms provide for Benchmark Events (as defined below) that would trigger the replacement of LIBOR” is also indicated in the table above, the following provisions for the replacement of LIBOR apply following the occurrence of a Benchmark Event.
(i)We shall use reasonable endeavours to appoint an Independent Adviser to determine a Successor Rate (as defined below) or, alternatively, if there is no Successor Rate, an Alternative Reference Rate (as defined below);
(ii)If we are unable to appoint an Independent Adviser, or the Independent Adviser appointed fails to determine either a Successor Rate or whether an Alternative Reference Rate may be used, we may ourselves make such a determination regarding the applicable floating interest rate for the affected debt securities;
(iii)If a Successor Rate or an Alternative Reference Rate (as applicable) is determined in accordance with clause (i) or (ii), such Successor Rate or Alternative Reference Rate (as applicable) shall be LIBOR for each of the future interest periods (subject to the subsequent operation of, and to any applicable adjustment described in clause (iv) below); provided, however, that if clause (ii) applies and we do not, or are also unable to, determine either a Successor Rate or whether an Alternative Reference Rate may be used, the floating interest rate applicable to the next succeeding floating rate interest period shall be equal to the floating interest rate last determined in relation to the affected debt securities (or, alternatively, in the case of the applicable series of Floating Rate Notes, if there has not been a first floating rate interest payment date in respect of such debt securities, or in the case of the applicable series of Fixed-to-Floating Rate Notes, if there has not been a first floating rate interest period in respect of such debt securities, the floating interest rate shall be the relevant first floating rate of interest or the fixed interest rate, as applicable pursuant to the prospectus supplement for the relevant debt securities);
(iv)If we or the Independent Adviser (as applicable) determines that an Adjustment Spread (as defined below) should be applied to the Successor or Alternative Reference Rate (as applicable) and determines the quantum of, or a formula or methodology for determining, such Adjustment Spread, then such Adjustment Spread shall be applied to the Successor Rate or the Alternative Reference Rate (as applicable) and the Floating Rate of Interest shall be the aggregate of (a) the Successor Rate or the Alternative Reference Rate (as applicable), (b) the Adjustment Spread, and (c) the Margin; failing which, such Successor Rate or Alternative Reference Rate (as applicable) will apply without an Adjustment Spread. We or the Independent Adviser may also specify certain changes to the terms of the affected debt securities including, but not limited to, the margin, relevant day count, relevant screen page, Business Day, interest determination date and/or the definition of LIBOR, and the method for determining the fallback rate in relation to the affected debt securities, in order to follow market practice in relation to the chosen Successor Rate, the Alternative Reference Rate (as applicable) and/or the Adjustment Spread.
The Trustee and Calculation Agent will effect any amendments to the relevant documentation (including the indenture and the terms of the debt securities) that are required to give effect to the provisions described above. Consent of the holders of the affected debt securities will not be required in connection with implementing a Successor Rate, Alternative Reference Rate (as applicable) and/or any Adjustment Spread or such other changes, including for the execution of any documents, amendments or other steps by the Trustee or the Calculation Agent (if required).
We will give prompt notice to the Trustee, the Calculation Agent and the holders of the debt securities following the determination of any Successor Rate, Alternative Reference Rate (as applicable) and/or any Adjustment Spread, and specify the effective date(s) for such Successor Rate, Alternative Reference Rate (as applicable) and/or any Adjustment Spread and any consequential changes made to the provisions as described above.
Notwithstanding the above, determination of any Successor Rate, Alternative Reference Rate or any Adjustment Spread, and any other related changes to the debt securities, shall be made in accordance with the relevant Capital Regulations (if applicable), as defined in the prospectus supplement for the relevant series of debt securities.
For the purposes of this section:
“Adjustment Spread” means a spread (which may be positive or negative) or formula or methodology for calculating a spread, which the Independent Adviser (in consultation with us) or we, as issuer (as applicable), determine is required to be applied to the Successor Rate or the Alternative Reference Rate (as applicable) in order to reduce or eliminate, to the extent reasonably practicable in the circumstances, any economic prejudice or benefit (as applicable) to holders of the debt securities as a result of the replacement of LIBOR with the Successor Rate or the Alternative Reference Rate (as applicable) and is the spread, formula or methodology which:
(i)in the case of a Successor Rate, is recommended in relation to the replacement of LIBOR with the Successor Rate by any “Relevant Nominating Body” (as that term is defined in the prospectus supplement for the relevant series of debt securities); or
(ii)in the case of a Successor Rate for which no such recommendation has been made or in the case of an Alternative Reference Rate, the Independent Adviser (in consultation with us) or we, as issuer (as applicable) determine is recognized or acknowledged as being in customary market usage in international debt capital markets transactions which reference LIBOR, where such rate has been replaced by the Successor Rate or the Alternative Reference Rate (as applicable); or
(iii)if no such customary market usage is recognized or acknowledged, the Independent Adviser (in consultation with us) or we, as issuer, in its/our discretion (as applicable), determine (acting in good faith and in a commercially reasonable manner) to be appropriate;
“Alternative Reference Rate” means the rate that the Independent Adviser or we, as issuer (as applicable) determine has replaced LIBOR in customary market usage in the international debt capital markets for the purposes of determining rates of interest in respect of bonds denominated in U.S. dollars and of a comparable duration to the relevant floating rate interest period, or, if the Independent Adviser or we, as issuer (as applicable) determine that there is no such rate, such other rate as the Independent Adviser or we, as issuer (as applicable) determines in its/our discretion (acting in good faith and in a commercially reasonable manner) is most comparable to LIBOR;
“Benchmark Event” means:
•LIBOR has ceased to be published on the relevant screen page as a result of such benchmark ceasing to be calculated or administered; or
•a public statement by the administrator of LIBOR that it has ceased, or will cease, publishing such reference rate permanently or indefinitely (in circumstances where no successor administrator has been appointed that will continue publication of such reference rate); or
•a public statement by the supervisor of the administrator of LIBOR that such reference rate has been or will be permanently or indefinitely discontinued; or
•a public statement by the supervisor of the administrator of LIBOR as a consequence of which such reference rate will be prohibited from being used or that its use will be subject to restrictions or adverse consequences either generally, or in respect of the debt securities; or
•a public statement by the supervisor of the administrator of LIBOR that, in the view of such supervisor, such reference rate is no longer representative of an underlying market or the methodology to calculate such reference rate has materially changed; or
•it has or will become unlawful for the Calculation Agent or us to calculate any payments due to be made to any holder of the debt securities using LIBOR (including, without limitation, under the Benchmark Regulation (EU) 2016/1011, if applicable).
“Independent Adviser” means an independent financial institution of international repute or other independent financial adviser experienced in the international debt capital markets, in each case appointed by us at our own expense;
“Successor Rate” means the reference rate (and related alternative screen page or source, if applicable) that the Independent Adviser or we, as issuer (as applicable) determines is a successor to or replacement of LIBOR which is formally recommended by any Relevant Nominating Body.
Benchmark Transition Provisions
For the 2.852% Fixed-to-Floating Rate Senior Notes due 2026, if we or our designee determine on or prior to any interest determination date that a Benchmark Transition Event and its related Benchmark Replacement Date (each, as defined below) have occurred with respect to LIBOR or the then-current Benchmark, then the provisions set forth below under this section (the “Benchmark Transition Provisions”) will thereafter apply to all determinations of the applicable floating interest rate for such debt securities; provided that no Benchmark Replacement (as defined below) will be adopted if and to the extent that we determine, in our sole discretion, that such Benchmark Replacement prejudices, or could reasonably be expected to prejudice, after the application of the applicable Benchmark Replacement Adjustment, the Benchmark Replacement Conforming Changes (each, as defined below) and the further decisions and determinations as described below, the eligibility of such debt securities to count towards the Group’s minimum requirement for own funds and eligible liabilities for purposes of, and in accordance with, the Capital Regulations; provided further that, if we have determined not to adopt the Benchmark Replacement in accordance with the proviso set forth above and a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to LIBOR or the then-current Benchmark, the floating interest rate for such floating rate interest period and subsequent floating rate interest periods will be equal to the applicable floating interest rate in effect for the immediately preceding floating rate interest period or, in the case of the first interest determination date, the rate of interest for such floating rate interest period and subsequent floating rate interest periods will be equal to the applicable fixed interest rate. In accordance with the Benchmark Transition Provisions, after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the amount of interest that will be payable for each floating rate interest period will be an annual rate equal to the sum of the Benchmark Replacement and the margin.
If we or our designee determine that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time (as defined below) in respect of any determination of the Benchmark on any date, the Benchmark Replacement will replace the then-current Benchmark for all purposes in respect of such determination on such date and all determinations on all subsequent dates.
In connection with the implementation of a Benchmark Replacement, we or our designee has the right to make any Benchmark Replacement Conforming Changes from time to time.

“Benchmark” means, initially, LIBOR; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to LIBOR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.
“Benchmark Replacement” means the Interpolated Benchmark with respect to the then-current Benchmark, plus the Benchmark Replacement Adjustment for such Benchmark; provided that if we or our designee cannot determine the Interpolated Benchmark as of the Benchmark Replacement Date, then “Benchmark Replacement” means the first alternative set forth in the order below that can be determined by us or our designee as of the Benchmark Replacement Date:
(1)the sum of: (a) Term SOFR and (b) the Benchmark Replacement Adjustment;
(2)the sum of: (a) Compounded SOFR and (b) the Benchmark Replacement Adjustment;
(3)the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor and (b) the Benchmark Replacement Adjustment;
(4)the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; or
(5)the sum of: (a) the alternate rate of interest that has been selected by us or our designee as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar denominated floating rate debt securities at such time and (b) the Benchmark Replacement Adjustment.
“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by us or our designee as of the Benchmark Replacement Date:
(1)the spread adjustment, or method for calculating or determining such spread adjustment that has been selected, or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;
(2)if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment;
(3)the spread adjustment that has been selected by us or our designee giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar denominated floating rate debt securities at such time.
“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of interest period, timing and frequency of determining rates and making payments of interest, rounding of amounts or tenors, and other administrative matters) that we or our designee decide may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if we or our designee decide that adoption of any portion of such market practice is not administratively feasible or if we or our designee determine that no market practice for use of the Benchmark Replacement exists, in such other manner as we or our designee determine is reasonably necessary).
“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:
(1)in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or
(2)in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.
If the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.
“Benchmark Transition Event” means:
(1)a public statement by the administrator of the then-current Benchmark that it has ceased, or will cease, publishing such Benchmark permanently or indefinitely (in circumstances where no successor administrator has been appointed that will continue publication of such Benchmark); or
(2)a public statement by the supervisor of the administrator of the then-current Benchmark that such reference rate has been or will be permanently or indefinitely discontinued; or
(3)a public statement by the supervisor of the administrator of the then-current Benchmark announcing that such Benchmark is no longer representative.
“Compounded SOFR” means the compounded average of daily SOFR rates for the applicable Corresponding Tenor, with the rate, or methodology for this rate, and conventions for this rate being established by us in accordance with:
(1)the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining Compounded SOFR; provided that:
(2)if, and to the extent that, we or our designee determine that Compounded SOFR cannot be determined in accordance with clause (1) above, then the rate, or methodology for this rate, and conventions for this rate that have been selected by us or our designee giving due consideration to any industry-accepted market practice for U.S. dollar denominated floating rate notes at such time.
“Corresponding Tenor” with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the then-current Benchmark.
“designee” means a designee as selected and separately appointed by us as designee for the notes in writing.
“Federal Reserve Bank of New York’s Website” means the website of the FRBNY at http://www.newyorkfed.org, or any successor source.
“Interpolated Benchmark” with respect to the Benchmark means the rate determined for the Corresponding Tenor by interpolating on a linear basis between: (1) the Benchmark for the longest period (for which the Benchmark is available) that is shorter than the Corresponding Tenor and (2) the Benchmark for the shortest period (for which the Benchmark is available) that is longer than the Corresponding Tenor.
“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. (“ISDA”) or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.
“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.
“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.
“Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is LIBOR, 11:00 a.m. (London time) on the day that is two London Banking Days preceding the date of such determination, and (2) if the Benchmark is not LIBOR, the time determined by us or our designee in accordance with the Benchmark Replacement Conforming Changes.

“Relevant Governmental Body” means the Federal Reserve Board and/or the FRBNY, or a committee officially endorsed or convened by the Federal Reserve Board and/or the FRBNY or any successor thereto.
“SOFR” with respect to any day means the secured overnight financing rate published for such day by the FRBNY, as the administrator of the benchmark (or a successor administrator), on the Federal Reserve Bank of New York’s Website (or any successor source).
“Term SOFR” means the forward-looking term rate for the applicable Corresponding Tenor based on SOFR that has been selected or recommended by the Relevant Governmental Body.
“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.
Ranking
Senior Debt Securities
Our Senior Debt Securities constitute our direct, unconditional, unsecured and unsubordinated obligations ranking pari passu without any preference among themselves. In the event of our winding-up or administration, the Senior Debt Securities will rank pari passu with all our other outstanding unsecured and unsubordinated obligations, present and future, except such obligations as are preferred by operation of law.
Pursuant to the UK Banks and Building Societies (Priorities on Insolvency) Order 2018, the Senior Debt Securities will constitute our ordinary non-preferential debt and will rank in priority to secondary non-preferential debts and tertiary non-preferential debts. The terms “ordinary non-preferential debt”, “secondary-non preferential debt” and “tertiary non-preferential debt” shall have the meanings given to each of them in such Order and any other law or regulation applicable to us which is amended by such Order, as each may be amended or replaced from time to time.
Dated Subordinated Debt Securities
Our Dated Subordinated Debt Securities constitute our direct, unsecured and subordinated obligations ranking pari passu without any preference among themselves. In the event of our winding-up or administration, the claims of the Trustee, on behalf of the holders of the Dated Subordinated Debt Securities (but not the rights and claims of the Trustee in its personal capacity under the relevant Dated Subordinated Debt Securities Indenture), and the holders of the Dated Subordinated Debt Securities against us, in respect of such Dated Subordinated Debt Securities (including any damages or other amounts (if payable)) will:
(i)     be subordinated to the claims of all senior creditors (as defined below);
(ii)     rank at least pari passu with the claims of any subordinated creditors of Barclays which in each case by law rank, or by their terms are expressed to rank, pari passu with the Dated Subordinated Debt Securities; and
(iii)     rank senior to Barclays’ ordinary shares, preference shares and any junior subordinated obligations (which may include any of the junior subordinated obligations which are identified in the relevant prospectus supplement as “junior obligations”) or other securities which in each case either by law rank, or by their terms are expressed to rank, junior to the Dated Subordinated Debt Securities.
“Senior creditors” with respect to a particular series of Dated Subordinated Debt Securities, means creditors of Barclays who are: (1) unsubordinated creditors; (2) subordinated creditors (whether in the event of a winding-up or administration of Barclays or otherwise) other than (x) those whose claims by law rank, or by their terms are expressed to rank, pari passu with or junior to the claims of the holders of the relevant series of Dated Subordinated Debt Securities or (y) any claims which are identified in the relevant prospectus supplement as being in respect of “Parity Obligations” or “Junior Obligations”; or (3) in the case of the 5.088% Fixed-to-Floating Rate Subordinated Notes due 2030, the 3.564% Fixed Rate Resetting Subordinated Callable Notes due 2035, and the 3.811% Fixed Rate Resetting Subordinated Callable Notes due 2042, creditors in respect of any secondary non-preferential debts (as defined in the Banks and Building Societies (Priorities on Insolvency) Order 2018 and any other law or regulation applicable to Barclays which is amended by this order). As of December 31, 2021, the aggregate amount of outstanding indebtedness senior to the Dated Subordinated Debt Securities is GBP £42,625 million.
No Set-off
For the Dated Subordinated Debt Securities and the Senior Debt Securities issued on or after January 3, 2017, subject to applicable law, no holder of debt securities may exercise any claim or plead any right of set-off, compensation or retention in respect of any amount owed to it by us in connection with the debt securities and the relevant indenture. By its acquisition of the debt securities, each holder and beneficial owner shall be deemed to have waived all such rights of set-off, compensation or retention. No holder of debt securities shall be entitled to proceed directly against us except as described below under “Limitation on Suits.”
For the Senior Debt Securities issued prior to 2017, subject to applicable law, the Trustee and holders of the debt securities by their acceptance thereof will be deemed to have waived any right of set-off or counterclaim with respect to the relevant debt securities or the relevant indenture that they might otherwise have against us.
Redemption
We may, in the circumstances set out below, redeem the debt securities prior to their specified maturity date. Holders of the debt securities have no right to require us to redeem the debt securities. The debt securities of any series to be redeemed will also stop bearing interest on the relevant redemption date. We will give prior notice of any proposed redemption to holders of debt securities denominated in U.S. dollars via DTC or, in respect of the Sterling-denominated Notes, via Clearstream, Luxembourg and/or Euroclear, or, if the relevant debt securities are held in definitive form, to the holders at their addresses shown on the register for such debt securities. The notice period required for any proposed redemption is set out in the table above.
Notwithstanding the foregoing, for the Dated Subordinated Debt Securities and certain series of Senior Debt Securities issued on or after January 3, 2017, we may redeem the relevant series of debt securities only if we have obtained prior regulatory consent for such redemption to the extent that such consent is required by the Capital Regulations, as defined in the prospectus supplement for the relevant series of debt securities to be redeemed.
If we have elected to redeem any series of debt securities but prior to the payment of the redemption amount the Relevant U.K. Resolution Authority exercises its U.K. Bail-in Power (see “—Exercise of U.K. Bail-in Power” below) in respect of the debt securities, the relevant redemption notice shall be automatically rescinded and shall be of no force and effect, and no payment of the redemption amount will be due and payable.
Tax Redemption
We have the right to redeem any series of debt securities, in whole but not in part, at a redemption price equal to 100% of their principal amount together with any accrued but unpaid interest, if any, upon the occurrence of certain events related to taxation as described in the relevant prospectus supplement.
If, as a result of a change in, or amendment to, the tax laws or regulations of the United Kingdom (or any political subdivision or authority thereof or therein that has the power to tax) (a “Taxing Jurisdiction”), including any treaty to which the relevant Taxing Jurisdiction is a party, or a change in an official application of those tax laws or regulations, including a decision of any court or tribunal, which becomes effective on or after the date on which the debt securities are issued (or, in the case of additional securities of the same series, the date on which the original securities are issued), we: (i) will or would be required to pay holders any additional amounts (as described below under “Payment of Debt Security Additional Amounts”); (ii) would not be entitled to claim a deduction in respect of any payments in computing our taxation liabilities or the amount of the deduction would be materially reduced; or (iii) are unable to have losses or deductions set against the profits or gains, or profits or gains offset by the losses or deductions, of companies with which we are or would otherwise be so grouped for applicable United Kingdom tax purposes (each such change in law or regulation or the official application thereof, a “Tax Event”), we may redeem the affected series of debt securities.
In addition, in respect of the 3.250% Fixed Rate Senior Notes due 2033, 4.338% Fixed-to-Floating Rate Senior Notes due 2024, 4.972% Fixed-to-Floating Rate Senior Notes due 2029, Floating Rate Senior Notes due 2024, 4.610% Fixed-to-Floating Rate Senior Notes due 2023, Floating Rate Senior Notes due 2023 (3 month USD LIBOR plus 1.43% p.a.), 3.932% Fixed-to-Floating Rate Senior Notes due 2025, 2.852% Fixed-to-Floating Rate Senior Notes due 2026, 2.645% Fixed Rate Resetting Senior Callable Notes due 2031,1.007% Fixed Rate Resetting Senior Callable Notes due 2024, 2.667% Fixed Rate Resetting Senior Callable Notes due 2032, 2.279% Fixed Rate Resetting Senior Callable Notes due 2027, 2.894% Fixed Rate Resetting Senior Callable Notes due 2032, and 3.330% Fixed Rate Resetting Senior Callable Notes due 2042, we may also, at our option, redeem such series of debt securities, in whole but not in part, if we are required to issue definitive certificated notes in the events specified under the relevant prospectus relating to the termination of a global security and, as a result, we become obligated to pay holders any additional amounts (as described below under “Payment of Debt Security Additional Amounts”).
We may also redeem the 5.088% Fixed-to-Floating Rate Subordinated Notes due 2030, the 3.564% Fixed Rate Resetting Subordinated Callable Notes due 2035 and the 3.811% Fixed Rate Resetting Subordinated Callable Notes due 2042, if, as a result of a Tax Event, we become obligated (i) to treat such debt securities or any part thereof as a derivative or an embedded derivative for United Kingdom tax purposes; or (ii) to bring into account a taxable credit if the principal amount of such debt securities were written down or converted.
Optional Redemption
We have the right to redeem certain series of debt securities (as specified in the table above), at our option (i) in whole or in part, at any time during a fixed period specified in the prospectus supplement for the series of debt securities to be redeemed, at a redemption price equal to the higher of (a) 100% of the principal amount of such debt securities to be redeemed and (b) as determined by the Determination Agent (as defined below), the sum of the present values of the principal (discounted from the date of the Par Redemption specified in the relevant prospectus supplement (the “Par Redemption Date”)) and remaining payments of interest to be made on any scheduled fixed rate interest payment date to the Par Redemption Date for the debt securities to be redeemed (not including accrued but unpaid interest, if any, on the principal amount of the debt securities) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the then-current Optional Redemption Treasury Rate (as defined below) plus a specified margin, together with, in either case of (a) or (b) above, accrued but unpaid interest, if any, on the principal amount of the debt securities to be redeemed to (but excluding) the redemption date (the “Make-Whole Redemption”); and/or (ii) in whole but not in part, on the applicable Par Redemption Date specified in the table above for the series of debt securities to be redeemed, at a redemption price equal to 100% of their principal amount together with accrued but unpaid interest, if any.
The Optional Redemption Treasury Rate shall be calculated by the Determination Agent on the third Business Day preceding the redemption date. In determining the Treasury Rate, the below terms have the following meaning:
“Optional Redemption Treasury Rate” means, with respect to the redemption date, the rate per annum equal to: (1) the yield, under the heading which represents the average for the week immediately prior to the calculation date, appearing in the most recently published statistical release designated “H.15”, or any successor publication that is published by the Board of Governors of the Federal Reserve System that establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity, under the caption “Treasury constant maturities”, for the maturity most closely corresponding to the Par Redemption Date of the debt securities being redeemed (if no maturity is within three months before or after the Par Redemption Date of the debt securities to be redeemed, yields for the two published maturities most closely corresponding to the Optional Redemption Comparable Treasury Issue shall be determined and the Optional Redemption Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month); or (2) if such release (or any successor release) is not published during the week immediately prior to the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Optional Redemption Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Optional Redemption Comparable Treasury Price for such redemption date; provided that, if the period from the redemption date to the Par Redemption Date is less than one year, the weekly average yield on actually traded U.S. Treasury securities adjusted to a constant maturity of one year will be used.
“Optional Redemption Comparable Treasury Issue” means, with respect to the redemption date, the U.S. Treasury security selected by the Determination Agent as having an actual or interpolated maturity comparable with the remaining term to the Par Redemption Date of the debt securities, that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities denominated in U.S. dollars and of comparable maturity to the remaining term to the Par Redemption Date of the debt securities.
“Optional Redemption Comparable Treasury Price” means, with respect to the redemption date, (i) the arithmetic average of the Optional Redemption Reference Treasury Dealer Quotations for such redemption date (calculated on the third Business Day preceding such redemption date), after excluding the highest and lowest such Optional Redemption Reference Treasury Dealer Quotations, or (ii) if fewer than five such Optional Redemption Reference Treasury Dealer Quotations are received, the arithmetic average of all such quotations, or (iii) if fewer than two such Optional Redemption Reference Treasury Dealer Quotations are received, then such Optional Redemption Reference Treasury Dealer Quotation.
“Determination Agent” means an investment bank or financial institution of international standing selected by Barclays and which may be an affiliate of Barclays.
“Optional Redemption Reference Treasury Dealer” means each of up to five banks selected by Barclays (following, where practicable, consultation with the Determination Agent, if applicable), or the affiliates of such banks, which are (i) primary U.S. government securities dealers, and their respective successors, or (ii) market makers in pricing corporate bond issues.
“Optional Redemption Reference Treasury Dealer Quotations” means, with respect to each Optional Redemption Reference Treasury Dealer and the redemption date, the arithmetic average, as determined by the Determination Agent, of the bid and offered prices for the applicable Optional Redemption Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) at 11:00 a.m., New York time, on the third Business Day preceding such redemption date.
Loss Absorption Disqualification Event Redemption
We have the right to redeem certain series of the senior debt securities (as specified in the table above), in whole but not in part, at a redemption price amount equal to 100% of the principal amount of the debt securities being redeemed together with accrued but unpaid interest, if any, upon the occurrence of a Loss Absorption Regulations Event (as defined below) which results, or would be likely to result (in our opinion, or the opinion of the Prudential Regulation Authority (“PRA”) or any other relevant national or European authority), in a Loss Absorption Disqualification Event (as defined below) with respect to the relevant debt securities to be redeemed.
“Loss Absorption Disqualification Event” means the whole or any part of the outstanding aggregate principal amount of the relevant debt securities at any time being excluded from or ceasing to count towards our and/or the Group’s own funds and eligible liabilities and/or loss absorbing capacity, in each case for the purposes of, and in accordance with, the relevant Capital Regulations, provided that a Loss Absorption Disqualification Event shall not occur if such whole or part of the outstanding principal amount of the relevant debt securities is excluded from, or ceases to count towards, such own funds and eligible liabilities and/or loss absorbing capacity due to the remaining maturity of such debt securities being less than the period prescribed in the prospectus supplement for the relevant debt securities.
“Loss Absorption Regulations Event” means that (i) any Capital Regulations become effective with respect to Barclays and/or the Group or (ii) there is an amendment to, or change in, any Capital Regulations, or any change in the official application of any Capital Regulations, which becomes effective with respect to Barclays and/or the Group.
Regulatory Event Redemption

If there is a change in the regulatory classification of the Dated Subordinated Debt Securities that occurs on or after their issue date and that does, or would be likely to, result in the whole or any part of the outstanding aggregate principal amount of such Dated Subordinated Debt Securities at any time being excluded from or ceasing to count towards, the Group’s tier 2 capital, we may, at our option, at any time, redeem the affected Dated Subordinated Debt Securities, in whole but not in part, at an amount equal to 100% of their principal amount together with accrued but unpaid interest, if any.
Payment of Debt Security Additional Amounts
We will pay any amounts to be paid by us on any series of debt securities without deduction or withholding for, or on account of, any and all present or future income, stamp and other taxes, levies, imposts, duties, charges, fees, deductions or withholdings (“Taxes”) now or hereafter imposed, levied, collected, withheld or assessed by or on behalf of a Taxing Jurisdiction, unless the deduction or withholding is required by law. If at any time a Taxing Jurisdiction requires us to deduct or withhold Taxes, we will pay the additional amounts of, or in respect of, the principal of, any premium, if any, and any interest on, the debt securities (“Debt Security Additional Amounts”) that are necessary so that the net amounts paid to the holders, after the deduction or withholding, shall equal the amounts which would have been payable had no such deduction or withholding been required. However, certain exceptions are set forth in the relevant prospectus and/or prospectus supplement for a particular series of debt securities.
The relevant Indentures for each series of the debt securities provide that we will not pay Debt Security Additional Amounts for Taxes that are payable because:
(i)     the holder or the beneficial owner of the debt securities is a domiciliary, national or resident of, or engages in business or maintains a permanent establishment or is physically present in, a Taxing Jurisdiction requiring that deduction or withholding, or otherwise has some connection with the Taxing Jurisdiction other than the holding or ownership of the debt security, or the collection of any payment of, or in respect of, the principal of, any premium or any interest on, any debt securities of the relevant series;
(ii)     except in the case of our winding-up in England, the relevant debt security is presented for payment in the United Kingdom;
(iii)     the relevant debt security is presented for payment more than 30 days after the date payment became due or was provided for, whichever is later, except to the extent that the holder would have been entitled to the Debt Security Additional Amounts on presenting the debt security for payment at the close of such 30-day period;
(iv) the holder or the beneficial owner of the relevant debt securities or the beneficial owner of any payment of (or in respect of) principal of, premium, if any, or any interest on debt securities failed to make any necessary claim or to comply with any certification, identification or other requirements concerning the nationality, residence, identity or connection with the Taxing Jurisdiction of such holder or beneficial owner, if such claim or compliance is required by statute, treaty, regulation or administrative practice of the Taxing Jurisdiction as a condition to relief or exemption from such Taxes;
(v)     such Taxes are imposed on a payment to an individual and are required to be made pursuant to the European Union Directive on the taxation of savings income, adopted on June 3, 2003, or any law implementing or complying with, or introduced in order to conform to, such Directive;
(vi)     the relevant debt security is presented for payment by or on behalf of a holder who would have been able to avoid such deduction or withholding by presenting the relevant debt security to another paying agent in a member state of the European Union or elsewhere; or
(vii) if the Taxes would not have been imposed or would have been excluded under one of the preceding points if the beneficial owner of, or person ultimately entitled to obtain an interest in, the debt securities had been the holder of the debt securities.
However, the terms of the 3.684% Fixed Rate Senior Notes due 2023, 4.337% Fixed Rate Senior Notes due 2028, 4.950% Fixed Rate Senior Notes due 2047 and Floating Rate Senior Notes due 2023 (3 month USD LIBOR plus 1.625% p.a.) do not include the exception set out under paragraph (v) above. The Dated Subordinated Debt Securities Indenture dated May 9, 2017 and the Senior Debt Securities Indenture dated January 17, 2018 and the debt securities issued pursuant thereto, do not include the exceptions set out under paragraphs (v) and (vi) above.
Modification and Waiver
We and the Trustee may make certain modifications and amendments to the indenture applicable to each series of debt securities without the consent of the holders of the debt securities. We may make other modifications and amendments with the consent of the holder(s) of not less than, in the case of the Senior Debt Securities, a majority of, or in the case of the Dated Subordinated Debt Securities, 66 2⁄3% in aggregate principal amount of the debt securities of the series outstanding under the applicable indenture that are affected by the modification or amendment. However, we may not make any modification or amendment without the consent of the holder of each affected debt security that would:
•change the terms of any debt security to change the stated maturity date of its principal amount;
•change the principal amount of, or any premium, or rate of interest, with respect to any debt security;
•reduce the amount of principal on a discount debt security that would be due and payable upon an acceleration of the maturity date of any series of debt securities;
•change our obligation, or any successor’s, to pay Debt Security Additional Amounts;
•change the places at which payments are payable or the currency of payment;
•impair the right to sue for the enforcement of any payment due and payable;
•reduce the percentage in aggregate principal amount of outstanding debt securities of the series necessary to modify or amend the relevant indenture or to waive compliance with certain provisions of the relevant indenture and any past event of default or enforcement event (in each case, as defined in the relevant indenture);
•change our obligation to maintain an office or agency in the place and for the purposes specified in the relevant indenture;
•modify the subordination provisions, if any, or the terms and conditions of our obligations in respect of the due and punctual payment of the amounts due and payable on the debt securities, in either case in a manner adverse to the holders; or
•modify the foregoing requirements or the provisions of the relevant indenture relating to the waiver of any past event of default or enforcement event (in each case, as defined in the relevant indenture) or covenants, except as otherwise specified.
Unless the relevant prospectus supplement provides otherwise, in addition, any variations in the terms and conditions of Dated Subordinated Debt Securities of any series, including modifications relating to the subordination or redemption provisions of such Dated Subordinated Debt Securities, can only be made in accordance with the rules and requirements of the PRA, as and to the extent applicable from time to time.
Events of Default and Enforcement Events and Remedies
Senior Debt Securities
Senior Events of Default
With respect to the Senior Debt Securities for which “Senior Events of Default” is indicated in the table above, each of the following is a “Senior Event of Default”:
•Failure to pay any principal or interest on any Senior Debt Securities of that series within 14 days from the due date for payment and such failure to pay persists for a further 14 days following written notice from the Trustee or from holders of 25% in principal amount of the Senior Debt Securities of that series requiring us to make payment, unless such payment was withheld in order to comply with a law, regulation or order of any court of competent jurisdiction;

•Breach of any covenant or warranty of the relevant Senior Debt Securities Indenture (other than payment, as stated above) and that breach is not remedied within 21 days following written notice from the Trustee or from holders of at least 25% in principal amount of the Senior Debt Securities of that series requiring us to remedy the breach; or
•Either an English court of competent jurisdiction issues an order which is not successfully appealed within 30 days, or an effective shareholders’ resolution is validly adopted, for our winding-up (other than under or in connection with a scheme of reconstruction, merger or amalgamation not involving bankruptcy or insolvency).
If a Senior Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in outstanding principal amount of the affected series of Senior Debt Securities may declare such Senior Debt Securities to be due and repayable immediately (and such Senior Debt Securities shall thereby become due and repayable) at their outstanding principal amount (or at such other repayment amount as may be specified in or determined in accordance with the relevant indenture) together with accrued interest, if any. The Trustee may at its discretion and without further notice institute such proceedings as it may think suitable against us to enforce payment. Subject to the provisions included in the relevant indenture for the indemnification of the Trustee, the holders of a majority in aggregate principal amount of the outstanding Senior Debt Securities of the affected series have the right to direct the Trustee to take enforcement action with respect to that series; provided that such direction does not conflict with any rule of law or the relevant indenture, and is not unjustly prejudicial to the holder(s) of any Senior Debt Securities of that series not taking part in the direction, in either case as determined by the Trustee in its sole discretion. The Trustee may also take any other action, not inconsistent with the direction, that it deems proper.
The holders of a majority of the aggregate principal amount of the outstanding Senior Debt Securities of any affected series may also waive any past Event of Default with respect to the affected series, except any default in respect of either:
•the payment of principal of, or any premium or interest on, any Senior Debt Securities; or
•a covenant or provision of the relevant indenture which cannot be modified or amended without the consent of each holder of Senior Debt Securities of the series.
Subject to exceptions, the Trustee may (but is not obligated to), without the consent of the holders, waive or authorize an Event of Default if, in the opinion of the Trustee, such waiver or authorization would not be materially prejudicial to the interests of the holders.
The Trustee must give notice to each affected holder within 90 days of a default with respect to the Senior Debt Securities of any series, unless the default has been cured or waived. However, except in the case of a default in the payment of the principal of, or premium, if any, or interest, if any, on the Senior Debt Securities, the Trustee will be entitled to withhold notice if a trust committee of responsible officers of the Trustee determine in good faith that withholding of notice is in the interest of the holders.
We are required to furnish to the Trustee annually a statement as to our compliance with all conditions and covenants under the relevant Senior Debt Securities Indenture.
Notwithstanding any contrary provisions, nothing shall impair the right of a holder, absent the holder’s consent, to sue for any payments due but unpaid with respect to the Senior Debt Securities.
Senior Enforcement Events
With respect to the Senior Debt Securities for which “Senior Events of Default, Senior Enforcement Events” or “Senior Enforcement Events” is indicated in the table above, “Senior Enforcement Events” means:
•Winding-up – If (i) a court of competent jurisdiction in England (or such other jurisdiction in which we may be organized) makes an order for our winding-up which is not successfully appealed within 30 days of the making of such order, (ii) our shareholders adopt an effective resolution for our winding-up (other than, in the case of either (i) or (ii) above, under or in connection with a scheme of reconstruction, merger or amalgamation not involving a bankruptcy or insolvency) or (iii) following the appointment of an administrator of Barclays, the administrator gives notice that it intends to declare and distribute a dividend (each a “Senior Winding-up Event”), the outstanding principal amount of the Senior Debt Securities together with any accrued but unpaid interest thereon will become immediately due and payable.
•Non-payment – If we fail to pay any amount that has become due and payable under the Senior Debt Securities and such failure continues for 14 days, the Trustee may give us notice of such failure. If within a period of 14 days following the provision of such notice, the failure continues and has not been cured or waived (a “Non-Payment Event”), the Trustee may at its discretion and without further notice to us institute proceedings in England (or such other jurisdiction in which we may be organized) (but not elsewhere) for our winding-up and/or prove in our winding-up and/or claim in our liquidation or administration.
•Breach of a Performance Obligation – The Trustee may also, without further notice, institute such proceedings against us as the Trustee may deem fit to enforce any other term, obligation or condition binding on us under the Senior Debt Securities or the relevant Senior Debt Securities Indenture (i.e., other than any payment obligation of Barclays under or arising from the Senior Debt Securities or the relevant Senior Debt Securities Indenture, including, without limitation, payment of any principal or interest, including Debt Security Additional Amounts) (such obligation, a “Performance Obligation”); provided always that the Trustee (acting on behalf of the holders of the Senior Debt Securities) and the holders of the Senior Debt Securities may not enforce, and may not be entitled to enforce or otherwise claim, against us any judgment or other award given in such proceedings that requires the payment of money by us, whether by way of damages or otherwise (a “Monetary Judgment”), except by proving such Monetary Judgment in our winding-up and/or by claiming such Monetary Judgment in our administration. In respect of the 2.279% Fixed Rate Resetting Senior Callable Notes due 2027, 2.894% Fixed Rate Resetting Senior Callable Notes due 2032, and 3.330% Fixed Rate Resetting Senior Callable Notes due 2042, by its acquisition of the Senior Debt Securities of the relevant series, each holder of such notes acknowledges and agrees that such holder will not seek to enforce or otherwise claim, and will not direct the Trustee (acting on behalf of the holders of such notes) to enforce or otherwise claim, a Senior Monetary Judgment against us in connection with our breach of a Senior Performance Obligation (each as defined herein), except by proving such Senior Monetary Judgment in our winding-up and/or by claiming such Senior Monetary Judgment in our administration.
With respect to the Senior Debt Securities for which “Senior Events of Default, Senior Enforcement Events” is indicated in the table above, if inclusion of the Senior Events of Default set out above under “Senior Events of Default” in the terms of the Senior Debt Securities results, or would be likely to (in the opinion of Barclays, the PRA or any other relevant national or European authority) result, in a Loss Absorption Disqualification Event following a Loss Absorption Regulations Event that occurs on or after the issue date of such Senior Debt Securities, then we may, at our option, without the need for us to obtain any consent from any holder of the Senior Debt Securities, determine that the Senior Events of Default will no longer apply to the Senior Debt Securities and will be replaced in their entirety by the Senior Enforcement Events.
In respect of all series of Senior Debt Securities to which Senior Enforcement Events apply, other than as set out above and subject to the Trust Indenture Act remedies specified below, no remedy against us will be available to the Trustee (acting on behalf of the holders of the Senior Debt Securities) or the holders of the Senior Debt Securities whether for the recovery of amounts owing in respect of such Senior Debt Securities or under the relevant Senior Debt Securities Indenture or in respect of any breach by us of any of our obligations under or in respect of the terms of such Senior Debt Securities or under the relevant Senior Debt Securities Indenture.
Trust Indenture Act Remedies
Notwithstanding the limitation on remedies specified above, (i) the Trustee will have such powers as are required to be authorized to it under the Trust Indenture Act in respect of the rights of the holders of the Senior Debt Securities under the provisions of the Indenture and (ii) nothing shall impair the right of a holder of the Senior Debt Securities under the Trust Indenture Act, absent such holder’s consent, to sue for any payment due but unpaid with respect to the Senior Debt Securities. No holder of Senior Debt Securities shall be entitled to proceed directly against us except as described under “Limitation on Suits” below.
Dated Subordinated Debt Securities
Dated Subordinated Enforcement Events

With respect to the Dated Subordinated Debt Securities, under the terms of each Dated Subordinated Debt Securities Indenture, a “Dated Subordinated Enforcement Event” shall occur (i) upon the occurrence of Dated Subordinated Winding-Up Event, (ii) upon the occurrence of a Dated Subordinated Non-Payment Event or (iii) upon a breach by us of a Dated Subordinated Performance Obligation with respect to the relevant series of the Dated Subordinated Debt Securities:
•Winding-Up Event – If (i) a court of competent jurisdiction in England (or such other jurisdiction in which we may be organized) makes an order for our winding-up which is not successfully appealed within 30 days of the making of such order, (ii) our shareholders adopt an effective resolution for our winding-up (other than, in the case of either (i) or (ii) above, under or in connection with a scheme of reconstruction, merger or amalgamation not involving a bankruptcy or insolvency) or (iii) following the appointment of an administrator of Barclays, the administrator gives notice that it intends to declare and distribute a dividend (each a “Dated Subordinated Winding-up Event”), the outstanding principal amount of the Dated Subordinated Debt Securities together with any accrued but unpaid interest thereon will become immediately due and payable.
•Non-Payment Event – If we fail to pay any amount that has become due and payable with respect to the Dated Subordinated Debt Securities and such failure continues for 14 days, the Trustee may give us notice of such failure. If payment is not made, or our failure to pay has not been waived, within a period of 14 days following the provision of such notice, the Trustee may at its discretion and without further notice to us institute proceedings in England (or such other jurisdiction in which we may be organized) (but not elsewhere) for our winding-up and/or prove in our winding-up and/or claim in our liquidation or administration.
•Breach of a Performance Obligation – The Trustee may also, without further notice, institute such proceedings against us as it deems fit to enforce any other term, obligation or condition binding on us under the relevant Dated Subordinated Debt Securities or Dated Subordinated Debt Securities Indenture (i.e., other than any payment obligation as described above, including, without limitation, payment of any principal or interest, including Debt Security Additional Amounts) (such obligation, a “Dated Subordinated Performance Obligation”); provided always that the Trustee and the holders of such Dated Subordinated Debt Securities may not enforce or otherwise claim against us any judgment or other award given in such proceedings that requires the payment of money by us, whether by way of damages or otherwise (a “Dated Subordinated Monetary Judgment”), except by proving such Monetary Judgment in our winding-up and/or by claiming such Monetary Judgment in our administration.
Other than the limited remedies specified in this section and subject to “Trust Indenture Act Remedies” below, no remedy against us will be available to the Trustee (acting on behalf of the holders of the Dated Subordinated Debt Securities) or the holders of the Dated Subordinated Debt Securities whether for the recovery of amounts owed by us, or in respect of any breach by us of any of our obligations, under or in respect of such Dated Subordinated Debt Securities or under the relevant Dated Subordinated Debt Securities Indenture.
If a Dated Subordinated Enforcement Event occurs and is continuing with respect to any series of the Dated Subordinated Debt Securities, the Trustee will have no obligation to take any action at the direction of any holders of such series of the Dated Subordinated Debt Securities, unless they have offered the Trustee security or indemnity satisfactory to the Trustee in its sole discretion.
The holders of a majority in aggregate principal amount of the outstanding Dated Subordinated Debt Securities of a series shall have the right to direct the time, method and place of conducting any proceeding in the name of and on the behalf of the Trustee for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to such series of the Dated Subordinated Debt Securities; provided such direction does not conflict with any rule of law or the relevant Dated Subordinated Debt Securities Indenture and is not unjustly prejudicial to the holder(s) of such series of the Dated Subordinated Debt Securities not taking part in the direction, in either case, as determined by the Trustee in its sole discretion. The Trustee may also take any other action, consistent with the direction, that it deems proper.
The Trustee will, within ninety (90) days of a Dated Subordinated Enforcement Event with respect to the Dated Subordinated Debt Securities of any series, give to each affected holder of the Dated Subordinated Debt Securities of the affected series notice of any default known to the Trustee, unless the default has been cured or waived. However, the Trustee will be entitled to withhold notice if a trust committee of responsible officers of the Trustee determine in good faith that withholding of notice is in the interest of the holders.
We are required to furnish to the Trustee annually a statement as to our compliance with all conditions and covenants under the relevant Dated Subordinated Debt Securities Indenture.
Trust Indenture Act Remedies
Notwithstanding the limitation on remedies specified above, (i) the Trustee will have such powers as are required to be authorized to it under the Trust Indenture Act in respect of the rights of the holders of the Dated Subordinated Debt Securities under the provisions of the relevant Dated Subordinated Debt Indenture and (ii) nothing shall impair the right of a holder of the Dated Subordinated Debt Securities under the Trust Indenture Act, absent such holder’s consent, to sue for any payment due but unpaid with respect to the Dated Subordinated Debt Securities; provided that, in the case of each of (i) and (ii) above, any payments in respect of, or arising from, the Dated Subordinated Debt Securities, including any payments or amounts resulting or arising from the enforcement of any rights under the Trust Indenture Act in respect of the Dated Subordinated Debt Securities, are subject to the subordination provisions set forth in the relevant Dated Subordinated Debt Indenture.
Limitation on Suits
Before a holder of debt securities may bypass the Trustee and bring its own lawsuit or other formal legal action or take other steps to enforce its rights or protect its interests relating to the debt securities, the following must occur:
•The holder must give the Trustee written notice that an event of default or enforcement event (in each case, as defined in the relevant indenture) has occurred and remains uncured, and include any other information stipulated by the relevant indenture.
•The holders of 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the Trustee take action because of the default, and the holder must offer to the Trustee indemnity or security satisfactory to the Trustee in its sole discretion against the cost and other liabilities of taking that action.
•The Trustee must not have taken action for 60 days after receipt of the above notice and offer of any security and/or indemnity (subject to the terms of the relevant indenture), and the Trustee must not have received an inconsistent direction from the majority in principal amount of all outstanding debt securities of the relevant series during that period.
Notwithstanding any contrary provisions, nothing shall impair the right of a holder, absent the holder’s consent, to sue for any payments due but unpaid with respect to the debt securities.
Exercise of U.K. Bail-in Power
The Relevant U.K. Resolution Authority (which refers to any authority with the ability to exercise a U.K. Bail-in Power) may exercise the bail-in tool in respect of Barclays, as issuer, and the debt securities. Holders of the debt securities are bound by the exercise of any U.K. Bail-in Power (as defined in the prospectus supplement for the relevant series of debt securities) by the Relevant U.K. Resolution Authority. This is not a waiver of any rights holders of debt securities may have at law if and to the extent that any U.K. Bail-in Power is exercised by the Relevant U.K. Resolution Authority in breach of laws applicable in England.
Generally, exercise of any U.K. Bail-in Power by the Relevant U.K. Resolution Authority may result in (i) the cancellation of all, or a portion, of the principal amount of, or interest on, the debt securities; and/ or (ii) the conversion of all, or a portion of, the principal amount of, or interest on, the debt securities into shares or other securities or other obligations of Barclays or another person, including by means of a variation of the terms of the debt securities to give effect to the exercise by the Relevant U.K. Resolution Authority of such U.K. Bail-in Power.
Holders of debt securities should review the provisions relating to U.K. Bail-in Power included in the relevant prospectus supplement for such debt securities, including the section entitled “Risk Factors” therein.

No repayment of the principal amount of the debt securities or payment of interest on the debt securities shall become due and payable after the exercise of any U.K. Bail-in Power by the Relevant U.K. Resolution Authority unless such repayment or payment would be permitted to be made by Barclays under the laws and regulations of the United Kingdom and the European Union applicable to Barclays.
The exercise of the U.K. Bail-in Power by the Relevant U.K. Resolution Authority with respect to the debt securities shall not constitute a Senior Event of Default, a Senior Enforcement Event or a Dated Subordinated Enforcement Event, as applicable.
Upon the exercise of any U.K. Bail-in Power by the Relevant U.K. Resolution Authority with respect to the debt securities, the Trustee shall not be required to take any further directions from holders of the debt securities pursuant to the applicable indenture which authorizes holders of a majority in aggregate principal amount of the outstanding debt securities of the relevant series of Debt Securities to direct certain actions relating to the relevant debt securities and (b) the applicable indentures impose no duties upon the Trustee whatsoever with respect to the exercise of any U.K. Bail-in Power by the Relevant U.K. Resolution Authority. Notwithstanding the foregoing, if, following the completion of the exercise of the U.K. Bail-in Power by the Relevant U.K. Resolution Authority in respect of the debt securities, the debt securities remain outstanding (for example, if the exercise of the U.K. Bail-in Power results in only a partial write-down of the principal of the debt securities), then the Trustee’s duties under the relevant Senior Debt Securities Indenture or Dated Subordinated Debt Securities Indenture (as applicable) will apply with respect to the relevant debt securities following such completion to the extent agreed by Barclays and the Trustee, pursuant to a supplemental indenture to the applicable indenture, or an amendment thereto.
Consolidation, Merger and Sale of Assets; Assumption
We may, without the consent of holders of any outstanding debt securities, consolidate, amalgamate with or merge into any other corporation, or convey or transfer or lease our properties and assets substantially as an entirety to any Person (as defined below), provided that:
•the Person formed by such consolidation or amalgamation, or into which Barclays is merged, or the Person which acquires by conveyance or transfer, or which leases the properties and assets of Barclays substantially as an entirety expressly assumes by supplemental indenture all of Barclays’ obligations under the outstanding debt securities and the relevant indentures;
•immediately after giving effect to such transaction, no Senior Event of Default (or Senior Winding-up Event, as defined above) or Dated Subordinated Winding-up Event, as applicable, and no event which, after notice or lapse of time or both, would become a Senior Event of Default (or Senior Winding-up Event, as defined above) or Dated Subordinated Winding-up Event, as applicable, shall have happened and be continuing; and
•we have delivered to the Trustee an officer’s certificate and an opinion of counsel, each stating that such consolidation, amalgamation, merger, conveyance or transfer and such supplemental indenture comply with the relevant indenture and that all conditions precedent relating to such transaction have been complied with.
The successor Person formed by such consolidation or amalgamation or into which Barclays is merged or the Person to which such conveyance or transfer is made will succeed to and be substituted for, and may exercise every right and power of, Barclays under the relevant indenture with the same effect as if such successor Person had been named as the issuer, and thereafter, the predecessor Person shall be relieved of all obligations and covenants under the relevant indenture and the relevant series of debt securities.
In this section, “Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.
Satisfaction and Discharge
When (i) Barclays delivers to the Trustee all outstanding debt securities of any series (other than debt securities which have been replaced or paid because they were destroyed, lost or stolen) for cancellation, or (ii) all outstanding debt securities of any series have become due and payable or are by their terms due and payable within one year whether at maturity or are to be called for redemption within one year under arrangements satisfactory to the Trustee, and in the case of clause (ii) Barclays deposits or causes to be deposited with the Trustee funds sufficient to pay and discharge all claims with respect to all outstanding debt securities of any series, including accrued interest thereon, if any, at maturity or upon redemption of such debt securities, and if in either case, Barclays pays all other sums related to the debt securities of such series payable under the relevant indenture by Barclays, and Barclays has delivered to the Trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent relating to the satisfaction and discharge of the relevant indenture have been complied with, then the indenture shall (subject to certain surviving provisions) cease to be of further effect with respect to such series of debt securities, and the Trustee, at Barclays’ expense, shall execute proper instruments acknowledging satisfaction and discharge of the relevant indenture with respect to such series of debt securities.
Defeasance and Discharge
For the Dated Subordinated Debt Securities issued under the Dated Subordinated Debt Securities Indenture dated September 11, 2014, at our option, either (1) we shall be deemed to have been discharged from our obligations with respect to any series of Dated Subordinated Debt Securities after the applicable conditions set forth below have been satisfied, or (2) we shall cease to be under any obligation to comply with any term, provision or condition set forth for the relevant Dated Subordinated Debt Securities, at any time after the applicable conditions set forth below have been satisfied:
(a)we shall have deposited or caused to be deposited irrevocably with the Trustee or its agent as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the holders of the relevant Dated Subordinated Debt Securities and the holders of any coupons appertaining thereto (i) money in an amount, or (ii) U.S. government obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide, not later than the due date of any payment, money in an amount, or (iii) a combination of (i) and (ii), in each case sufficient, in the opinion (with respect to (ii) and (iii)) of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or any such other qualifying trustee) to pay and discharge, the principal of (and premium, if any) and interest on, the outstanding Dated Subordinated Debt Securities of such series and any coupons appertaining thereto;
(b)no event which is, or after notice or lapse of time or both would become, a Dated Subordinated Enforcement Event with respect to the relevant Dated Subordinated Debt Securities shall have occurred and be continuing at the time of such deposit;
(c)we must deliver to the Trustee an opinion of counsel to the effect that holders of the Dated Subordinated Debt Securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of such exercise of option and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case if such option had not been exercised, and, in the case of Dated Subordinated Debt Securities being discharged, such opinion shall be accompanied by a private letter ruling to that effect received from the United States Internal Revenue Service or a revenue ruling pertaining to a comparable form of transaction to that effect published by the United States Internal Revenue Service; and
(d)we shall have delivered to the Trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent have been complied with, and an opinion of counsel to the effect that the exercise of the option set out under this section would not cause such Dated Subordinated Debt Securities to be delisted;
The Trustee and Paying Agent
The Bank of New York Mellon, London Branch, One Canada Square, London E14 5AL, United Kingdom, acts as the Trustee under the indentures and initial principal paying agent for the debt securities.
Governing Law

The debt securities, the relevant Senior Debt Securities Indenture and the relevant Dated Subordinated Debt Securities Indenture are governed by and construed in accordance with the laws of the State of New York, except that any applicable subordination provisions of each series of Dated Subordinated Debt Securities and any applicable provisions relating to waiver of set-off of each series of Dated Subordinated Debt Securities and the Senior Debt Securities issued under the Senior Debt Securities Indenture dated January 17, 2018 and the related provisions in the relevant indenture are governed by and construed in accordance with English law.